Exhibit 10.4
Execution Version

TRANSFER AND SERVICING AGREEMENT
among
VERIZON MASTER TRUST,
as Trust,
VERIZON ABS II LLC,
as Depositor
and
CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer, Marketing Agent and Custodian
Dated as of May 25, 2021

i

ii

THIS TRANSFER AND SERVICING AGREEMENT, dated as of May 25, 2021 (this “Agreement”), is among VERIZON MASTER TRUST, a Delaware statutory trust (the “Trust”), VERIZON ABS II LLC, a Delaware limited liability company, as depositor (the “Depositor”), and Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership (“Cellco”), as servicer (in such capacity, the “Servicer”), as marketing agent (in such capacity, the “Marketing Agent”) and as custodian (in such capacity, the “Custodian”).
BACKGROUND
In the normal course of their businesses, Cellco and the other Originators originate device payment plan agreements for various wireless devices.
In connection with certain financing transactions sponsored by Cellco in which the Trust will make borrowings under Loans or issue Notes, in each case secured by a pool of Receivables designated to the related Group of which the applicable Series is a part, any of the Originators may from time to time transfer Receivables and related property to the Depositor, who will transfer them to the Trust for designation to a Group as Group Receivables.  The Trust will engage the Servicer to service the Receivables.
The parties agree as follows:
ARTICLE I
USAGE AND DEFINITIONS
Section 1.1     Usage and Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein are defined in Appendix A to the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, among Verizon Master Trust, as Trust, Cellco Partnership d/b/a Verizon Wireless, as Servicer, U.S. Bank National Association, as Master Collateral Agent, and the Creditor Representatives from time to time party thereto (the “Master Collateral Agreement”).  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.
ARTICLE II
TRANSFER AND ACQUISITION OF DEPOSITOR TRANSFERRED PROPERTY;
REPRESENTATIONS AND WARRANTIES
Section 2.1     Transfers of Depositor Transferred Property.
(a)            Transfers and Absolute Assignments of Receivables.  Subject to the satisfaction of the conditions in Section 2.1(c), effective on each Acquisition Date, in consideration of the Trust’s distribution to the Depositor of the (i) Receivables Cash Transfer Amount for the Receivables  to be transferred to the Trust on that Acquisition Date and (ii) an increase in the Class B Certificate Principal Balance in an amount equal to the excess, if any, of the Receivables Transfer Amount over the Receivables Cash Transfer Amount for such Receivables, the Depositor will transfer and absolutely assign to the Trust, without recourse (other than the Depositor’s obligations under this Agreement), all of the Depositor’s right, title and interest, whether then owned or later acquired, in the applicable Receivables and the other related Depositor Transferred Property.

(b)            No Assumption of Obligations.  These transfers and absolute assignments do not, and are not intended to, include any obligation of the Depositor, any Originator or any Additional Transferor to the Obligors or any other Person relating to the Receivables and the other Depositor Transferred Property, and the Trust does not assume any of these obligations.
(c)            Conditions for Transfers of Receivables.  The transfers and absolute assignments of the Receivables and the other related Depositor Transferred Property on each Acquisition Date will be subject to the satisfaction of the following conditions on or before such Acquisition Date:
(i)            Acquisition Notice.  On each Payment Date, the Administrator shall deliver to the Depositor, the Trust, the Master Collateral Agent and each related Group Creditor Representative an Acquisition Notice for the Receivables transferred and absolutely assigned on each Acquisition Date that occurred during the Collection Period related to such Payment Date, which will (x) specify the Receivables Transfer Amount and (y) include a report setting forth (I) the Group to which such Receivables were designated, (II) the applicable Group Pool Balance, (III) the Required Pool Balance for the Group to which such Receivables were designated and (IV) the Excess Concentration Amount and Ineligible Amount, in each case, for each Series of the Group to which such Receivables were designated and for which Credit Extensions are Outstanding as of the related Acquisition Date, in each case after giving effect to the acquisition of Receivables on such Acquisition Date and the designation of such Receivables as Group Receivables for each such Group and calculated as of the related Measurement Date; and
(ii)            Depositor’s Certifications.  The Depositor certifies that:
(A)
as of such Acquisition Date, (1) the Depositor is Solvent and will not become insolvent as a result of the transfer and assignment of the related Receivables on the Acquisition Date, (2) the Depositor does not intend to incur or believe that it would incur debts that would be beyond the Depositor’s ability to pay as they matured and (3) the transfer and assignment of the related Receivables is not made by the Depositor with actual intent to hinder, delay or defraud any Person;

(B)
each of the representations and warranties made by the Depositor under Sections 2.4(a) and 2.4(b) (in each case, solely with respect to the related Receivables) will be true and correct as of the Acquisition Date; and

(C)
all conditions to the transfer and assignment of the related Receivables (1) by the Originators to the Depositor under Section 2.1(c) of the Originator Receivables Transfer Agreement and (2) by any Additional Transferor to the Depositor under Section 2.1(c) of the related Additional Transferor Receivables Transfer Agreement, if any, in each case, have been satisfied.

(iii)            Solvent.  The Trust is Solvent as of the Acquisition Date and before giving effect to such transfer and assignment.
(iv)            Default.  After giving effect to such transfer and assignment and the payment of the related Receivables Cash Transfer Amount, (x) no Event of Default, Potential Default, Servicer Termination Event, Potential Servicer Termination Event or Pool Balance Deficit has occurred and is continuing, or resulted therefrom, in each case with respect to the Group to which such Receivables are designated and (y) no Amortization Event or Potential Amortization Event has occurred and is continuing, or resulted therefrom, in each case with respect to the related Group Series and, for clauses (x) and (y) determined based on calculations as of the related Measurement Date.
The delivery on a Payment Date by the Administrator, on behalf of the Depositor, of the Acquisition Notice will be considered a certification by the Depositor that the conditions set forth in this Section 2.1(c) have been satisfied on the Acquisition Date.
Section 2.2     Acknowledgement of Further Assignments.  The Depositor acknowledges that, under the Master Collateral Agreement, the Trust will assign and pledge the Depositor Transferred Property and related property and rights to the Master Collateral Agent for the benefit of the Secured Parties.
Section 2.3     Savings Clause.  The Depositor and the Trust intend that each transfer and assignment under this Agreement be an absolute transfer and assignment of the Depositor Transferred Property, conveying good title to the Depositor Transferred Property free and clear of any Lien, other than Permitted Liens, from the Depositor to the Trust.  The Depositor and the Trust intend that the Depositor Transferred Property not be a part of the Depositor’s estate if there is a bankruptcy or insolvency of the Depositor.  If, despite the intent of the Depositor and the Trust, a transfer and assignment of Depositor Transferred Property under this Agreement is determined to be a pledge for a financing or is determined not to be an absolute transfer and assignment, the Depositor Grants to the Trust a security interest in the Depositor’s right, title and interest in the Depositor Transferred Property to secure a loan in an amount equal to all amounts payable by the Depositor under this Agreement, all amounts payable as principal of or interest on the Credit Extensions, all amounts payable as Servicing Fees under this Agreement and all other amounts payable by the Trust under the Transaction Documents and the other Series Related Documents.  In that case, this Agreement will be a security agreement under Law and the Trust will have the rights and remedies of a secured party and creditor under the UCC.
Section 2.4     Representations and Warranties About Depositor Transferred Property.
(a)            Representations and Warranties About Receivables.  The Depositor makes the following representations and warranties about the Receivables on which the Trust is relying in acquiring the Depositor Transferred Property.  The representations and warranties with respect to each Receivable are made as of the related Acquisition Date and will survive the transfer and absolute assignment of the Depositor Transferred Property by the Depositor to the Trust under this Agreement and the pledge of the Depositor Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement.

(i)            Valid Transfer and Assignment.  This Agreement evidences a valid transfer and absolute assignment of the Depositor Transferred Property from the Depositor to the Trust, enforceable against creditors of, purchasers from and transferees and absolute assignees of the Depositor.
(ii)            Good Title to Depositor Transferred Property.  Immediately before the transfer and absolute assignment under this Agreement, the Depositor has good title to the Depositor Transferred Property free and clear of any Lien, other than Permitted Liens, and, immediately after the transfer and absolute assignment under this Agreement, the Trust will have good title to the Depositor Transferred Property, free and clear of any Lien, other than Permitted Liens.
(iii)            Security Interest in Depositor Transferred Property.
(A)
This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Depositor Transferred Property in favor of the Trust, which is prior to any Lien, other than Permitted Liens, and is enforceable against all creditors of, purchasers from and transferees and absolute assignees of the Depositor.

(B)
All filings (including UCC filings) necessary in any jurisdiction to give the Depositor a first priority, validly perfected ownership and security interest in the Originator Transferred Property and the Additional Transferor Transferred Property, if any, to give the Trust a first priority, validly perfected ownership and security interest in the Depositor Transferred Property and to give the Master Collateral Agent a first priority perfected security interest in the Collateral, will be made as set forth in Section 2.4(b)(iv) of this Agreement.

(C)
All financing statements filed or to be filed against the Depositor in favor of the Trust describing the Depositor Transferred Property transferred under this Agreement will contain a statement to the following effect:  “A purchase, absolute assignment or transfer of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Assignee.”

(D)
The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering any Depositor Transferred Property other than the financing statements relating to the security interest Granted to the Depositor under the Originator Receivables Transfer Agreement or any Additional Transferor Receivables Transfer Agreement, by the Depositor to the Trust under this Agreement or by the Trust to the Master Collateral Agent under the Master Collateral Agreement, or that has been terminated.

(b)            Representations and Warranties About Security Interest.  If the transfer and absolute assignment of the Depositor Transferred Property under this Agreement is determined to be a pledge relating to a financing or is determined not to be a transfer and absolute assignment, the Depositor makes the following representations and warranties on which the Trust is relying in acquiring the Depositor Transferred Property, which representations and warranties are made as of the related Acquisition Date, will survive termination of this Agreement and may not be waived by the Trust or the Master Collateral Agent:
(i)            Valid Security Interest.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Depositor Transferred Property in favor of the Trust, which is prior to all other Liens, other than Permitted Liens, and is enforceable against creditors of, purchasers from and transferees and absolute assignees of the Depositor.
(ii)            Type.  Each Receivable is (A) if the Receivable is not secured by the related Device, an “account” or “payment intangible,” or (B) if the Receivable is secured by the related Device, “chattel paper,” in each case, within the meaning of the applicable UCC.
(iii)          Good Title.  Immediately before the transfer and absolute assignment under this Agreement, the Depositor owns and has good title to the Depositor Transferred Property free and clear of all Liens, other than Permitted Liens.  The Depositor has received all consents and approvals required by the terms of the Depositor Transferred Property to Grant to the Trust its right, title and interest in the Depositor Transferred Property, except to the extent the requirement for consent or approval is extinguished under the applicable UCC.
(iv)           Filing Financing Statements.  The Depositor has caused, or will cause within ten (10) days after the date of this Agreement (or, solely to the extent any additional filing is necessary as determined by the Depositor, the related Acquisition Date), the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable Law to perfect the security interest Granted in the Depositor Transferred Property to the Trust under this Agreement.  All financing statements filed or to be filed against the Depositor in favor of the Trust under this Agreement describing the Depositor Transferred Property will contain a statement to the following effect:  “A purchase, absolute assignment or transfer of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Secured Parties.”
(v)            No Other Transfer, Grant or Financing Statement.  Other than the security interest Granted to the Trust under this Agreement, the Depositor has not transferred or Granted a security interest in any of the Depositor Transferred Property.  The Depositor is not aware of any judgment or tax Lien filings against it.

Section 2.5     Originators’ Reacquisition and Servicer’s Acquisition of Receivables for Breach of Representations.
(a)            Representations and Warranties from Receivables Transfer Agreements and Transfer and Servicing Agreement.  Each Originator and the Servicer severally will make, as of each Acquisition Date, the Group Eligibility Representation with respect to a Group for the Receivables being transferred and absolutely assigned by such Originator or any Additional Transferor, respectively, on that date, and designated to that Group and such Originator or the Servicer, as applicable, has consented to the transfer by the Depositor to the Trust of the Depositor’s rights to such Group Eligibility Representation.  The Trust is relying on each applicable Originator’s or the Servicer’s Group Eligibility Representation, as applicable, in acquiring the Receivables and designating such Receivables as Group Receivables, which Group Eligibility Representation will survive the transfer and absolute assignment of the Receivables by the Depositor to the Trust under this Agreement and the pledge of the Receivables to the Master Collateral Agent under the Master Collateral Agreement.
(b)            Reacquisition and Acquisition.  Under Section 2.1(a), the Depositor has transferred and absolutely assigned to the Trust the Depositor’s rights under the Originator Receivables Transfer Agreement and each Additional Transferor Receivables Transfer Agreement, including the right to require (i) an Originator to reacquire any Receivables transferred and absolutely assigned by it under the Originator Receivables Transfer Agreement or (ii) the Servicer to acquire any Receivables transferred and absolutely assigned by an Additional Transferor under the related Additional Transferor Receivables Transfer Agreement, if any, in each case, if there is a breach of such Originator’s or the Servicer’s Group Eligibility Representation, as applicable, such breach is not cured in all material respects and such breach results in a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been designated.  If any Originator or the Servicer breaches the Group Eligibility Representation made by it with respect to any Group Receivable transferred by such Originator or any Additional Transferor, respectively, to the Depositor and such breach is not cured and such breach has a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been designated, then the Depositor will enforce such Originator’s or the Servicer’s obligation, as applicable, to reacquire or acquire, respectively, any such Receivable transferred and absolutely assigned by such Originator or the related Additional Transferor, as applicable, to the Depositor for which the Group Eligibility Representation was breached pursuant to Section 3.4 of the Originator Receivables Transfer Agreement or Section 3.4 of the related Additional Transferor Receivables Transfer Agreement, as applicable.
(c)            Reacquisition or Acquisition Sole Remedy.  The sole remedy of the Depositor, the Trust or the Master Collateral Agent for a breach of any Originator’s or the Servicer’s Group Eligibility Representation, as applicable, made in Section 3.3 of the Originator Receivables Transfer Agreement, Section 3.3 of any Additional Transferor Receivables Transfer Agreement or Section 2.7 of this Agreement, as applicable, is to require the related Originator or the Servicer, as applicable, to reacquire or acquire, respectively, the Receivable under Section 3.4 of the Originator Receivables Transfer Agreement, Section 3.4 of the related Additional Transferor Receivables Transfer Agreement or Section 2.7 of this Agreement, as applicable.

Section 2.6     Originators’ Reacquisition or Servicer’s Acquisition of Bankruptcy Surrendered Receivables.
(a)            Reacquisition or Acquisition.  Under Section 2.1(a), the Depositor has transferred and absolutely assigned to the Trust the Depositor’s rights under the Originator Receivables Transfer Agreement and each Additional Transferor Receivables Transfer Agreement, including the right to require (i) an Originator to reacquire any Receivables transferred and absolutely assigned by it under the Originator Receivables Transfer Agreement or (ii) the Servicer to acquire any Receivable transferred and absolutely assigned by an Additional Transferor under the related Additional Transferor Receivables Transfer Agreement, in each case, when such Receivable becomes a Bankruptcy Surrendered Receivable.  If any Receivable becomes a Bankruptcy Surrendered Receivable, the Depositor will enforce such Originator’s or the Servicer’s obligation, as applicable, to reacquire or acquire, respectively, any such Receivable transferred and absolutely assigned by such Originator or the related Additional Transferor, if any, as applicable, to the Depositor pursuant to Section 4.6 of the Originator Receivables Transfer Agreement or Section 3.5 of the related Additional Transferor Receivables Transfer Agreement.
(b)            Reacquisition or Acquisition Sole Remedy.  If a Receivable becomes a Bankruptcy Surrendered Receivable, the sole remedy of the Depositor, the Trust or Master Collateral Agent is to require the related Originator or the Servicer, as applicable, to reacquire or acquire, respectively, the Bankruptcy Surrendered Receivable under Section 4.6 of the Originator Receivables Transfer Agreement or Section 3.5 of the related Additional Transferor Receivables Transfer Agreement.
Section 2.7     Servicer Representations and Warranties About Re-Designated Receivables; Acquisition Upon Breach.
(a)            Servicer Representations and Warranties About Group Receivables.  With respect to any Re-Designated Receivable, the Servicer represents and warrants that such Re-Designated Receivable is a Group Eligible Receivable with respect to the Group to which such Receivable is to be re-designated in accordance with the Master Collateral Agreement.  Such Group Eligibility Representation is made as of the Re-Designation Date for the related Receivables.  Such representation and warranty is made as of the Re-Designation Date for the related Receivables.  Any inaccuracy in the Group Eligibility Representation will be deemed not to constitute a breach of the Group Eligibility Representation if such inaccuracy does not affect the ability of the Trust to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying device payment plan agreement and does not have a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been re-designated. The Trust is relying on the Servicer’s Group Eligibility Representation in re-designating a Receivable from one Group to a different Group.
(b)            Investigation of Breach.  If a Responsible Person of the Servicer receives written notice from the Depositor, the Administrator, any Creditor Representative or the Master Collateral Agent that the applicable Group Eligibility Representation for a Re-Designated Receivable was breached when made, then, in each case, the Servicer will investigate the Receivable to confirm the breach and determine if the breach has a material adverse effect on the

Credit Extensions related to the Group to which such Receivables have been re-designated.  The Servicer will have the option to cure such breach.  For the avoidance of doubt, the Master Collateral Agent shall have no obligation to give the notice set forth in the first sentence of this Section 2.7(b) unless a Responsible Person of the Master Collateral Agent has actual knowledge of such breach or has received written notice identifying the specific Receivable or Receivables for which the Group Eligibility Representation was breached.  None of the Depositor, the Owner Trustee, the Master Collateral Agent, the Parent Support Provider, the Marketing Agent or the Administrator will have an obligation to investigate whether a breach of the Group Eligibility Representation for a Re-Designated Receivable has occurred or whether any Receivable is required to be acquired under this Section 2.7.
(c)            Acquisition of Receivables; Payment of Reconveyance Amount.  If the Servicer chooses to cure a breach of the Group Eligibility Representation that has a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been re-designated, such breach must be cured by the Servicer by the end of the second month following the month a Responsible Person of the Servicer received written notice of the breach as set forth above.  If such breach (i) is not cured and (ii) had a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been re-designated, then the Servicer must acquire any such Receivable re-designated to the related Group on a Re-Designation Date for which the Group Eligibility Representation was breached on or before the Business Day before the Payment Date following the end of the second month referenced in the first sentence hereof (or, with satisfaction of the Rating Agency Condition, if applicable, on such Payment Date) by remitting the Reconveyance Amount for the related Receivables to the Collection Account on or prior to such date.
(d)            Transfer and Assignment of Reconveyed Receivable.  For any acquisition of a Receivable by the Servicer under this Section 2.7, the Trust will be deemed to have transferred and absolutely assigned to the Servicer, effective as of the Reconveyance Date, all of the Trust’s right, title and interest in such Receivable and all security and documents relating to such Receivable, and the Servicer will be entitled to all collections on or proceeds of the Reconveyed Receivable on and after the related Reconveyance Cutoff Date.  The transfer and absolute assignment will not require any action by the Depositor or the Trust and will be without recourse, representation or warranty by the Depositor or the Trust, except that such Receivable is free of any Liens, other than Permitted Liens.  After the transfer and absolute assignment, the Servicer will mark its receivables systems to indicate that the Reconveyed Receivable is no longer a Receivable and may take any action necessary or advisable to transfer and absolutely assign the Reconveyed Receivable, free from any Lien of the Depositor, the Trust or the Master Collateral Agent.
(e)            Acquisition Sole Remedy.  The sole remedy against the Servicer for a breach of the Servicer’s Group Eligibility Representation as of a Re-Designation Date is to require the Servicer to acquire the related Receivables under this Section 2.7.  The Trust will enforce the Servicer’s acquisition obligation under this Section 2.7.  For the avoidance of doubt, nothing contained in this Section 2.7(e) shall limit any remedy of the Trust against the Parent Support Provider contained in the Parent Support Agreement.

ARTICLE III
SERVICING OF RECEIVABLES
Section 3.1     Engagement.  The Trust engages Cellco as the Servicer of the Receivables for the Trust and the Master Collateral Agent for the benefit of the Secured Parties, and Cellco accepts this engagement.
Section 3.2     Servicing of Receivables.
(a)            General Servicing Obligations.  The Servicer will manage, service, administer and collect on the Receivables with reasonable care using that degree of skill and attention that the Servicer exercises for all comparable device payment plan agreement receivables that it services for itself or others according to the applicable Servicing Procedures.  Without limiting the generality of the foregoing, the Servicer’s obligations will include:
(i)            collecting and applying all payments made on, or credits applied to, the Receivables and any other amounts received related to the Depositor Transferred Property;
(ii)            investigating delinquencies;
(iii)            sending invoices and notices and responding to inquiries of Obligors;
(iv)            processing requests for extensions, modifications and adjustments;
(v)             administering payoffs, prepayments, defaults and delinquencies;
(vi)            maintaining accurate and complete accounts and receivables systems for servicing the Receivables;
(vii)          preparing and providing Monthly Investor Reports and any other periodic reports required to be prepared by the Servicer under this Agreement, any other Transaction Document or any other Series Related Document; and
(viii)        providing to the Custodian copies, or access to, any documents that modify or supplement information in the Receivable Files.
(b)            Collection of Payments; Extensions and Amendments.  The Servicer shall take, or cause to be taken, all actions necessary or advisable to collect each Receivable in accordance with this Agreement and the applicable Servicing Procedures using commercially reasonable care and diligence and in any event, with no less care or diligence than the Servicer exercises in collecting other similar receivables or obligations owed to it and its Affiliates.  All payments remitted by an Obligor to the Servicer in respect of a Receivable, any release of a security deposit, and any application of a Credit granted to a customer by Verizon Wireless (other than applications of payments and credits granted to an Obligor under a Receivable in respect of cancellations, prepayments, invoicing errors or in connection with an Upgrade Offer as described under Section 3.12(b)) will be applied to the related account by the Servicer based on invoice aging, so that such amounts are applied to the oldest invoiced balances first, then the second oldest invoiced balances, etc., and finally to current billing amounts, in each case, in the order described below:
•	late fees;
•
service and all other charges, including, but not limited to, insurance premium payments and purchases (including for accessories) billed to the account, other than amounts due under any device payment plan agreement, including any Receivable; and

•
any amounts related to any device payment plan agreements, including Receivables, which, in the case of multiple device payment plan agreements related to a single account, will be applied in the order in which such device payment plan agreements were originated with the most recent device payment plan agreement being paid last.

Notwithstanding anything to the contrary in any other Transaction Document, the process for application of payments remitted by an Obligor to the Servicer in respect of a Receivable, releases of security deposits, and applications of Credits granted to an Obligor under a Receivable by Verizon Wireless (other than those credits granted to an Obligor under a Receivable in respect of an Upgrade Offer as described under Section 3.12(b)) described in the bullet points above may be changed at any time in the sole discretion of the Servicer, as long as any change in such application of any such amounts applicable to the Receivables (i) is also applicable to any device payment plan agreements that the Servicer services for itself and others and (ii) so long as Cellco is the Servicer, does not have a material adverse effect on the Creditors.  In addition, the Servicer may waive late payment charges or other fees that may be collected in the ordinary course of servicing a Receivable.  The Servicer may grant extensions, refunds, rebates or adjustments on any Receivable or amend any Receivable according to the applicable Servicing Procedures.  However, if the Servicer (i) cancels a Receivable or reduces or waives (including with respect to any Upgrade Offer) the remaining Principal Balance under a Receivable or any portion thereof and/or as a result, the monthly payments due thereunder, (ii) modifies, supplements, amends or revises a Receivable to grant the Obligor under such Receivable a contractual right to upgrade the related Device or (iii) grants payment extensions resulting in the final payment date of a Receivable being later than the Collection Period immediately preceding the Final Maturity Date for the latest maturing Credit Extension of the related Group, it will acquire the affected Receivable solely as described under Section 3.3, unless it is required to take the action by Law.  In addition, if the Marketing Agent or the Servicer (x) applies a payment or grants a credit to an Obligor with respect to cancellations, prepayments or invoicing errors, the Servicer may apply such credits either directly to the applicable device payment plan agreement or in accordance with its customary payment application procedures set forth above and (y) applies a payment or grants a credit to an Obligor under a Receivable in connection with an Upgrade Offer as set forth in Section 3.12(b), the Servicer will apply such credits directly to the applicable device payment plan agreement and will not apply such credits in accordance with its customary payment application procedures set forth above.

(c)            Maintenance of Security Interests in the Receivables.  The Servicer will maintain perfection of the security interest of the Trust and the Master Collateral Agent in each Receivable.
(d)            No Impairment.  The Servicer will not impair in any material respect the rights of the Trust or the Secured Parties in any Receivable except as permitted by this Agreement.
(e)            Assignment for Enforcement.  Effective as of the related Cutoff Date, the Receivables are assigned to the Servicer solely for the purpose of permitting the Servicer to perform its servicing and administrative obligations under this Agreement, including the start or pursuit of or participation in a legal proceeding to enforce its rights or remedies with respect to a Receivable or such other Proceeding otherwise related to a Receivable.  If in a legal proceeding it is held that the Servicer may not enforce its rights or remedies with respect to a Receivable on the grounds that it is not a real party in interest or a holder entitled to enforce rights or remedies with respect to the Receivable, the Trust will, at the Servicer’s expense and direction, assign the Receivable to the Servicer solely for that purpose or take steps to enforce its rights and remedies with respect to the Receivable, including bringing suit in the names of the Master Collateral Agent, the Creditors and the Trust.
(f)            Powers of Attorney.  The Trust appoints the Servicer as the Trust’s attorney-in-fact, with full power of substitution to exercise all rights of the Trust for the servicing and administration of the Receivables.  This power of attorney, and all authority given, under this Section 3.2(f) is revocable and is given solely to facilitate the performance of the Servicer’s obligations under this Agreement and may only be used by the Servicer consistent with this Agreement.  On request of the Servicer, the Trust will furnish the Servicer with written powers of attorney and other documents to enable the Servicer to perform its obligations under this Agreement.
(g)            Release Documents.  The Servicer is authorized to execute and deliver, on behalf of itself, the Trust, the Master Collateral Agent and the Creditors any documents of satisfaction, cancellation, partial or full release or discharge, and other comparable documents, for the Receivables.
(h)            Enforcement of Receivables Under an Upgrade Offer.  If an Obligor accepts an Upgrade Offer with respect to a Receivable but fails to satisfy the required terms and conditions related to such Upgrade Offer, the Servicer agrees to (i) not waive any amounts due by such Obligor under the related Receivable and pursue its Servicing Procedures against such Obligor in respect of the related Receivable until all amounts due under the related Receivable are received and (ii) enforce, on behalf of the Trust, any rights and obligations under the related Receivable.
Section 3.3     Servicer’s Acquisition of Receivables.
(a)            Acquisition for Servicer Modifications.  If extensions, modifications, amendments, cancellations or waivers of Receivables or any terms thereof are made that would require such Receivables to be acquired under Section 3.2(b), the Servicer will acquire all such Receivables as set forth in Section 3.3(d).

(b)            Acquisition for Breach of Servicer’s Obligations.  If a Responsible Person of the Servicer receives written notice from the Depositor, the Trust, the Owner Trustee, any Creditor or the Master Collateral Agent of a breach of the Servicer’s obligations in Section 3.2(c) or (d), and the Servicer fails to correct such failure or impairment in all material respects by the end of the second month following the month in which the Servicer received such written notice, the Servicer will acquire all Receivables with respect to which such breach was not so cured as set forth in Section 3.3(d).
(c)            Acquisition for System Limitation or Inability to Service.  If the Servicer, in its sole discretion, determines that as a result of a receivables systems error or receivables systems limitation or for any other reason the Servicer is unable to service a Receivable according to the applicable Servicing Procedures and the terms of this Agreement, the Servicer may acquire the relevant Receivable as set forth in Section 3.3(d).
(d)            Acquisition of Receivables; Payment of Reconveyance Amount.  For any acquisition of a Receivable by the Servicer under this Section 3.3, the Servicer will remit the related Reconveyance Amount for the related Receivable to the Collection Account on or prior to the second Business Day before the Payment Date related to the Collection Period in which such Receivable was acquired by the Servicer.  If Cellco is the Servicer, it may pay any Reconveyance Amounts according to Section 4.3(c).
(e)            Transfer and Assignment of Reconveyed Receivables.  For any acquisition of a Receivable by the Servicer under this Section 3.3, the Trust will be deemed to have transferred and assigned to the Servicer, effective as of the Reconveyance Date, all of the Trust’s right, title and interest in the Receivable and all security and documents relating to the Receivable, and the Servicer will be entitled to all collections on or proceeds of the Reconveyed Receivable on and after the related Reconveyance Cutoff Date.  The transfer and assignment will not require any action by the Trust or any Indenture Trustee and will be without recourse, representation or warranty by the Trust except the representation that the Trust owns the Receivable free and clear of any Lien, other than Permitted Liens.  After the transfer and assignment, the Servicer will mark its receivables systems to indicate that the Reconveyed Receivable is no longer a Receivable and may take any action necessary or advisable to transfer the Reconveyed Receivable free from any Lien of the Trust or the Master Collateral Agent.
(f)            No Obligation to Investigate.  None of the Servicer, the Trust, the Owner Trustee, any Indenture Trustee, the Master Collateral Agent (including in its capacity as Successor Servicer hereunder), the Sponsor, the Marketing Agent, the Depositor, the Parent Support Provider or the Administrator will be obligated to investigate whether a breach or other event has occurred that would require the acquisition of any Receivable under this Section 3.3 or whether any Receivables are otherwise required to be acquired under this Section 3.3.
(g)            Acquisition is Sole Remedy.  The sole remedy of the Trust, the Master Collateral Agent, the Owner Trustee, each Indenture Trustee and the applicable Group Secured Parties for any extension, modification, amendment, cancellation or waiver of a Group Receivable or any terms thereof under Section 3.2(b), or a breach of the covenants made by the Servicer in Section 3.2(c) or (d) is the Servicer’s acquisition of the Group Receivables, as described under this Section 3.3.

Section 3.4     Sale of Written-Off Receivables.  The Servicer may sell to any third party a Receivable that has been written off.  Proceeds of any sale allocable to the Written-Off Receivable will be Recoveries.  Any Recoveries will be paid to the Servicer as Supplemental Servicing Fees and will not be a part of any Group Available Funds.  If the Servicer elects to sell a Written-Off Receivable, the Receivable will be deemed to have been transferred and assigned by the Trust to the Servicer immediately before the sale by the Servicer.  After the sale, the Servicer will mark its receivables systems to indicate that the Written-Off Receivable sold is no longer a Receivable and may take any action necessary or advisable to transfer the receivable free from any Lien of the Trust or the Master Collateral Agent.
Section 3.5     Servicer Reports and Compliance Statements.
(a)            Monthly Investor Report.
(i)              On or about the fifteenth (15th) day of each month, and in no case later than at least two (2) Business Days before each Payment Date, the Servicer will deliver to the Depositor, the Master Collateral Agent, the Owner Trustee, each Indenture Trustee, the Paying Agent, the Rating Agencies (if any) and the Administrator a servicing report (the “Monthly Investor Report”) containing all information necessary to make the payments, transfers and distributions pursuant to each Trust Financing Agreement for that Payment Date and the related Collection Period.  A Responsible Person of the Servicer will certify that the information in the Monthly Investor Report is accurate in all material respects.  The Monthly Investor Report will also be posted on the Master Collateral Agent’s password protected website located at https://pivot.usbank.com.
(ii)            The Sponsor, in its capacity as Servicer, will include (x) the amount of the Transferor’s Interest on the Closing Date for an Indenture Series in a current report on Form 8-K within a reasonable time after such Closing Date if materially different from that disclosed in the prospectus for the related Indenture Series and (y) the amount of the Transferor’s Interest as of each Payment Date in the Monthly Investor Report for each such Payment Date, which Monthly Investor Report will also be included in the Distribution Report on Form 10-D filed with the Commission for the related Collection Period.
(iii)            With respect to any Indenture Series, the related Monthly Investor Report shall include any additional information set forth in the related Indenture.
(b)            Excess Concentration Amounts and Ineligible Amounts.  On or before each Acquisition Date on which Receivables will be designated to a Group, the Servicer will determine whether the related pool of Group Receivables to be held by the Trust, including any Receivables to be acquired and designated to such Group, results in any Excess Concentration Amount or Ineligible Amount, if applicable, existing for any Series of such Group for which Credit Extensions are Outstanding, in each case, if applicable, and calculated as of the related Measurement Date.
(c)            Amortization Events.  In connection with the preparation of each Monthly Investor Report, the Servicer will review the Amortization Events for each Series and determine whether an Amortization Event for any Series occurred during the related Collection Period (after giving effect to all transactions during such Collection Period), and the Monthly Investor Report shall indicate whether or not an Amortization Event for any Series has occurred.
(d)            Remittance Reports.  For as long as the Monthly Remittance Condition is not satisfied, the Servicer will provide a written report (which may be electronically submitted) to the Master Collateral Agent and the Paying Agent on each deposit or remittance date setting forth (x) the aggregate dollar amount deposited or remitted into the Collection Account by the Servicer, the Marketing Agent or an Originator on such date pursuant to the Transaction Documents (other than Collections), (y) the aggregate dollar amount of Collections deposited by the Servicer on such date, and (z) the aggregate number of Current Upgrade Offers accepted since the deposit or remittance date immediately preceding the related deposit or remittance date, and the aggregate amount of Upgrade Payments remitted by the Marketing Agent or an Originator on such date.
(e)            Acquisition Date Supplements.  On or prior to each Payment Date, in addition to the Acquisition Notice to be delivered by the Administrator, the Servicer will deliver to the Depositor, the Master Collateral Agent, the Owner Trustee, the Paying Agent and the Administrator an Acquisition Date Supplement and a Schedule of Receivables for each Acquisition Date (i) that occurred during the Collection Period related to such Payment Date and (ii) for which the Cutoff Date for the Reconveyed Receivables is during the related Collection Period.  A Responsible Person of the Servicer will certify that the information in the Acquisition Date Supplement is accurate in all material respects.  The Acquisition Date Supplement will also be posted on the Master Collateral Agent’s password protected website located at https://pivot.usbank.com.
Section 3.6     Review of Servicer’s Records.  The Servicer will maintain records and documents relating to its performance under this Agreement according to its customary business practices.  Upon reasonable request not more than once during any calendar year, and with reasonable notice, the Servicer will give the Trust, the Depositor, the Parent Support Provider, the Administrator, the Owner Trustee and the Creditor Representatives (or their representatives) access to the records and documents to conduct a review of the Servicer’s performance under this Agreement.  Any access or review will be conducted by all parties at the same time at the Servicer’s offices during its normal business hours at a time reasonably convenient to the Servicer and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Servicer’s security, confidentiality and privacy policies and any regulatory, legal and data protection policies.  Notwithstanding the foregoing, the permissive right of any Creditor Representative to access or review any records of the Servicer shall not be deemed to be an obligation of such Creditor Representative to do so.
Section 3.7     Servicer’s Authorized and Responsible Persons.  On or before the date of this Agreement, the Servicer shall notify the Master Collateral Agent and the Owner Trustee and provide a specimen signature of each Person who (a) was authorized to give instructions and directions to the Master Collateral Agent and the Owner Trustee on behalf of the Servicer and (b) is a Responsible Person for the Servicer.  The Servicer may change such Persons at any time by notifying the Master Collateral Agent and the Owner Trustee.

Section 3.8     Servicer’s Fees.  As compensation for performing its obligations under this Agreement, the Servicer will be paid the Servicing Fee.  On each Payment Date, the Trust will pay the Servicing Fee to the Servicer in accordance with each Trust Financing Agreement.  In addition, the Servicer may retain any Supplemental Servicing Fees.
Section 3.9     Servicer’s Expenses.  Except as otherwise stated in this Agreement, the Servicer will pay all its expenses for servicing the Receivables under this Agreement, including fees and expenses of legal counsel and independent accountants, taxes imposed on the Servicer and expenses to prepare reports, certificates or notices under this Agreement.
Section 3.10     Custodian.
(a)            Appointment of Custodian.  To reduce administrative costs and facilitate the servicing of the Receivables by the Servicer, the Trust appoints Cellco, in its capacity as the Servicer, to act as the Custodian of the Receivables for the Trust and the Master Collateral Agent (for the benefit of the Secured Parties), as their interests may appear.  Cellco accepts the appointment and agrees to perform the custodial obligations in this Section 3.10.
(b)            Custody of Receivable Files.  The Custodian will hold and maintain in custody the following documents for each Receivable (the “Receivable File”) for the benefit of the Trust and the Master Collateral Agent, using reasonable care and according to the applicable Servicing Procedures:
(i)              the original Receivable (or an imaged copy of such Receivable) or an authoritative copy of the Receivable, if in electronic form; and
(ii)            all other documents, notices and correspondence relating to the Receivable or the Obligor that the Servicer generates in the course of servicing the Receivable.
Except as stated above, any document in a Receivable File may be a photocopy or in electronic format or may be converted to electronic format at any time.  The Custodian will hold and maintain the Receivable Files, including any receivables systems on which the Receivable Files are electronically stored, in a manner that will permit the Servicer and the Trust to comply with this Agreement and the Master Collateral Agent to comply with the Master Collateral Agreement.
(c)            Delivery of Receivable Files.  The Receivable Files are or will be constructively delivered to the Master Collateral Agent, as pledgee of the Trust under the Master Collateral Agreement, and, by its delivery (in its capacity as Servicer) to the Trust and the Master Collateral Agent of an Acquisition Date Supplement, the Custodian will be deemed to confirm to the Trust and the Master Collateral Agent that it has received the Receivable Files for the related Receivables.  No initial review or any periodic review of the Receivable Files by the Trust, the Owner Trustee or the Master Collateral Agent is required.
(d)            Location of Receivable Files.  The Custodian will maintain the Receivable Files (or access to any Receivable Files stored in an electronic format) at one of its offices or the offices of one of its custodians in the United States.  On request of the Depositor, the Trust and the Master Collateral Agent, the Custodian will provide a list of locations of the Receivable Files.
(e)            Access to Receivable Files.  The Custodian will give the Servicer access to the Receivable Files and, on request of the Servicer, the Custodian will promptly release any document in the Receivable Files to the Servicer for purposes of servicing the Receivables.  The Custodian will give the Depositor, the Trust and the Master Collateral Agent access to the Receivable Files and the receivables systems to conduct a review of the Receivables.  Any access or review will be conducted at the Custodian’s offices during normal business hours at a time reasonably convenient to the Custodian in a manner that will minimize disruption of its business operations.  Any access or review will be subject to the Custodian’s legal, regulatory, confidentiality, privacy and data protection policies.  Attached hereto as Exhibit A is a copy of the Custodian’s security requirements in effect on the date of this Agreement.
(f)            Effective Period and Termination.  Cellco’s appointment as Custodian will be effective as of the Initial Cutoff Date and will continue until the later of (i) the date on which all obligations of the Trust have been paid in full and (ii) the date on which such appointment is terminated under this Section 3.10(f).  If the Servicer resigns under Section 7.1 or is terminated under Section 7.2, the Servicer’s appointment as Custodian under this Agreement may be terminated in the same manner as the Servicer may be terminated under Section 7.2.  As soon as practicable after any termination of its appointment as Custodian and subject to the legal, regulatory, confidentiality, privacy and data protection policies of the Custodian and Cellco, the Custodian will deliver the Receivable Files to the Master Collateral Agent or its designee or successor custodian at a place designated by the Master Collateral Agent.  All reasonable expenses of transferring the Receivable Files to the designee or successor custodian will be paid by the terminated custodian on receipt of an invoice in reasonable detail.
(g)            No Agency.  Neither the Custodian nor the Servicer shall be deemed to be an agent of the Master Collateral Agent, and the Master Collateral Agent shall have no obligation to monitor or supervise the performance, and shall have no liability for the acts or omissions of, the Custodian or the Servicer.
Section 3.11     Marketing Agent.
(a)            Appointment of Marketing Agent.  The Trust and the Servicer appoint Cellco to act as Marketing Agent for the Receivables.  Cellco accepts the appointment and agrees to perform its obligations set forth in this Agreement.
(b)            Duties of the Marketing Agent.  The Marketing Agent will be required to remit, or to cause the related Originator to remit, to the Collection Account the amounts set forth in Sections 4.3(g), (h) and (i).
(c)            Fees and Expenses of the Marketing Agent.  Fees and expenses, if any, of the Marketing Agent will be paid by the Originators, as separately agreed to under the Marketing Agent Agency Agreement.

(d)            Covenants of the Marketing Agent.  The Marketing Agent will not (i) make any Upgrade Offers that waive any obligations of an Obligor under the related device payment plan agreement, (ii) eliminate the obligation of Verizon Wireless to pay off a device payment plan agreement if an Obligor satisfies the related terms and conditions thereof, or (iii) eliminate or impair any third party beneficiary rights of an assignee under an Upgrade Offer, including the right of such assignee to enforce Verizon Wireless’ payment obligation under any Upgrade Offer.
Section 3.12     Termination of Upgrade Programs; Credits Related to Upgrade Programs.
(a)            To the extent any Upgrade Offer has not been terminated and an Obligor satisfies all of the terms and conditions of such Upgrade Offer in respect of a Receivable, and (i) the Marketing Agent fails to make, or to cause the related Originator to make, the required Upgrade Payment into the Collection Account as set forth in Section 4.3(g), and (ii) the Parent Support Provider fails to make any required Upgrade Payments as set forth in Section 1 of the Parent Support Agreement, the Servicer and the Marketing Agent shall terminate all Upgrade Offers within ten (10) Business Days after the date the Parent Support Provider received notice from the Master Collateral Agent or Paying Agent that an Upgrade Payment was due under Section 1 of the Parent Support Agreement.
            (b)            If the Marketing Agent, the relevant Originator and the Parent Support Provider fail to make such Upgrade Payments with respect to an Upgrade Offer, (i) the Servicer shall deliver the notice to Obligors pursuant to Section 3.13 with respect to such Obligors’ recoupment rights against Verizon Wireless, and (ii) notwithstanding any failure to deliver such notice, (x) if Cellco is still the Servicer, the Servicer shall give a monthly credit to the Obligor against amounts owing with respect to the new device payment plan agreement resulting from the Upgrade Offer, in an amount equal to the amount due that month under the original device payment plan agreement that is a Receivable, or (y) if Cellco is no longer the Servicer, Cellco, (1) if required, shall give such monthly credit to the Obligor only if Cellco has received notice from the Servicer that the Obligor has paid the amount due in the prior month under the original device payment plan agreement that is a Receivable, and (2) shall cooperate with any Successor Servicer to properly bill and credit such Obligor’s account with respect to the Receivable and the new device payment plan agreement related to the Upgrade Offer.  Any such monthly credit granted to an Obligor shall be applied directly against the monthly payment due on the new device payment plan agreement and will not be applied in accordance with the Servicer’s customary payment application procedures pursuant to its applicable Servicing Procedures, if different.  For the avoidance of doubt, if during such time as Cellco is no longer the Servicer, an Obligor remits the full amount due under the related new device payment plan agreement, but does not make a payment to the new Servicer for the original device payment plan agreement, a portion of such amount equal to the amount of the monthly credit granted to such Obligor resulting from the Upgrade Offer in respect of the original device payment plan agreement that is a Receivable shall be paid by Cellco to the new Servicer.  In such case, to the extent that all other amounts owed on the related account are current, the Servicer will not consider such account or payments under the new device payment plan agreement to be Delinquent.  In addition, regardless of whether Cellco continues to be the Servicer of any Receivable for which the terms and conditions of an Upgrade Offer (other than the requirement that the Marketing Agent remit, or cause the related Originator to remit, an Upgrade Payment for such Receivable) were satisfied by the related Obligor and for which the Marketing Agent, the related Originator and the Parent Support Provider failed to make the related Upgrade Payment, Cellco shall remit any Collections received on such Receivable to the Collection Account in the time period in which it would have been otherwise obligated to do so.
Section 3.13     Notices to Obligors.
Within ten (10) days following the earlier to occur of (i) a ratings downgrade by each of Fitch, Moody’s and S&P of Verizon to below investment grade, or (ii) a Servicer Termination Event, the Servicer will send a notice to all Obligors indicating (a) that their Receivables have been assigned to the Trust and designated to a Group, and (b)(x) if Cellco has not been removed as Servicer, that the Obligors shall continue to make their payments as they had previously, or (y) if Cellco has been removed as Servicer, the name of the Successor Servicer and any new instructions with respect to their payments.  In addition, if the Servicer Termination Event was as a result of the failure of the Marketing Agent to satisfy its obligation to make, or to cause the related Originators to make, or the Parent Support Provider to satisfy its obligation to make required Upgrade Payments pursuant to Section 7.2(a)(i)(y), then Cellco shall also send a notice to (i) all Obligors who have a continuing right to an upgrade, indicating that Cellco has recently failed to make the necessary prepayments with respect to one or more of its customers in connection with an Upgrade Offer, and that if any Obligor chooses to upgrade and Cellco fails to make the related Upgrade Payment with respect to them, such Obligor will still be required to make payments on his or her original device payment plan agreement, but that such Obligor will have a corresponding recoupment right against his or her new device payment plan agreement with Verizon Wireless, and (ii) all Obligors who had initiated upgrades under an Upgrade Offer, indicating that Cellco had failed to make the relevant Upgrade Payment, and stating that such Obligors will continue to have an obligation to make payments on their original device payment plan agreements, but will have a corresponding right of recoupment against their new device payment plan agreements with Verizon Wireless.
ARTICLE IV
ACCOUNTS, COLLECTIONS AND APPLICATION OF FUNDS
Section 4.1     Trust Accounts.
(a)            Establishment of Trust Accounts.  On or before the date of this Agreement, the Servicer will establish the “Collection Account” as a segregated trust account at a Qualified Institution (initially the corporate trust department of U.S. Bank National Association), in the name “U.S. Bank National Association, as Master Collateral Agent, as secured party for the benefit of the Secured Parties of Verizon Master Trust.”  The Servicer may from time to time establish additional Trust Accounts in respect of any Series in accordance with the related Trust Financing Agreement and the Master Collateral Agreement.
(b)            Control of Trust Accounts.  Other than as set forth in any Trust Financing Agreement with respect to any Series Accounts, each of the Trust Accounts will be under the control of the Master Collateral Agent so long as the Trust Accounts remain subject to the Lien of the Master Collateral Agreement, except that the Servicer may make deposits into and direct the Master Collateral Agent to make deposits into or withdrawals from the Trust Accounts according to the Transaction Documents and the other Series Related Documents.  The Servicer may direct the Master Collateral Agent to withdraw from the Collection Account and pay to the Servicer, or as directed by the Servicer, amounts that are not Group Available Funds for a Collection Period or that were deposited into the Collection Account in error.  Following the release of the Trust Accounts from the Lien of the Master Collateral Agreement, the Trust Accounts will be under the control of the Trust.
(c)            Benefit of Accounts; Deposits and Withdrawals.  The Trust Accounts and all cash, money, securities, investments, financial assets and other property deposited in or credited to them will be held by the Master Collateral Agent as secured party for the benefit of the Secured Parties (except that any Trust Accounts established pursuant to a Trust Financing Agreement will be solely for the benefit of the related Series and may be held by the Paying Agent for such Series) and, after the release of the Trust Accounts from the Lien of the Master Collateral Agreement pursuant to Article IX of the Master Collateral Agreement, as agent of the Trust and as part of the Trust Account Property.  All deposits to and withdrawals from the Trust Accounts will be made according to the Transaction Documents and the other Series Related Documents.
(d)            Maintenance of Accounts.  If an institution maintaining the Trust Accounts ceases to be a Qualified Institution, the Servicer will, with the Master Collateral Agent’s assistance as necessary, move the Trust Accounts to a Qualified Institution within thirty (30) days.
(e)            Compliance.  Each Trust Account will be subject to an Account Control Agreement.  The Servicer will ensure that each Account Control Agreement requires the Qualified Institution maintaining the Trust Accounts to comply with “entitlement orders” (as defined in Section 8-102 of the UCC) from the Master Collateral Agent without further consent of the Trust, if any Credit Extensions are Outstanding, and to act as a “securities intermediary” according to the UCC.
Section 4.2     Investment of Funds in Trust Accounts.
(a)            Permitted Investments.  If (i) no Potential Default or Event of Default has occurred and is continuing under any Series or Group, and (ii) Cellco is the Servicer, the Servicer may instruct the Master Collateral Agent to invest any funds in the Collection Account (and may instruct the Master Collateral Agent or any other party disclosed in the related Series Related Documents to invest funds in any other Trust Accounts pursuant to and in accordance with the terms of the related Series Related Documents) in Permitted Investments and, if investment instructions are received, the Master Collateral Agent will direct the Qualified Institution maintaining the Trust Accounts to invest the funds in the Collection Account in those Permitted Investments.  If (i) the Servicer fails to give investment instructions for any funds in the Collection Account (and any other Trust Accounts pursuant to and in accordance with the terms of the related Series Related Documents) to the Master Collateral Agent by 11:00 a.m. New York time (or other time as may be agreed by the Master Collateral Agent) on the Business Day before a Payment Date, or (ii) the Qualified Institution receives notice from the Master Collateral Agent that a Potential Default or Event of Default under any Series or Group has occurred and is continuing, the Qualified Institution will invest and reinvest funds in such Trust Account according to the last investment instructions received, if any.  If no prior investment instructions have been received or if the instructed investments are no longer available or permitted, the Master Collateral Agent will notify the Servicer and request new investment instructions, and the funds will remain uninvested until new investment instructions are received.  The Servicer may direct the Master Collateral Agent to consent, vote, waive or take any other action, or not to take any action, on any matters available to the holder of the Permitted Investments.  If Cellco is not the Servicer, funds on deposit in the Collection Account will remain uninvested.  Notwithstanding anything to the contrary in this Section 4.2(a) or in the Transaction Documents or any other Series Related Documents, the Servicer shall not allow amounts held in the Collection Account to be invested unless it is able to maintain records on a daily basis as to the amounts realized from the investment of Collections received on each Originator’s Receivables.
(b)            Maturity of Investments.  For so long as Cellco is the Servicer, any Permitted Investments of funds in the Collection Account (or any reinvestments of the Permitted Investments) for a Collection Period must mature, if applicable, and be available no later than the Business Day immediately preceding the related Payment Date.  Any Permitted Investments with a maturity date will be held to their maturity, except that such Permitted Investments may be sold or disposed of before their maturity in connection with the sale or liquidation of the Collateral following an Event of Default under Section 6.1 of the Master Collateral Agreement or the purchase of any Collateral on an Acquisition Date.
(c)            No Liability for Investments.  None of the Depositor, the Servicer, the Master Collateral Agent, the Paying Agent or the Qualified Institution maintaining any Trust Account will be liable for the selection of Permitted Investments or for investment losses incurred on Permitted Investments (other than in the capacity as obligor, if applicable).
(d)            Continuation of Liens in Investments.  The Servicer will not direct the Master Collateral Agent or the Paying Agent to make any investment of funds or to sell any investment held in the Trust Accounts unless the security interest Granted and perfected in the account in favor of the Master Collateral Agent will continue to be perfected in the investment or the proceeds of the sale without further action by any Person.
(e)            Investment Earnings.  Investment earnings (net of losses and investment expenses) on the Collection Account will be deposited into the Certificate Distribution Account per the written direction of the Servicer for distribution to the Certificateholders in the priority set forth in Section 4.1(b) of the Trust Agreement.
Section 4.3     Deposits and Payments.
(a)            Acquisition Date Deposit.  In the event that the Monthly Remittance Condition is satisfied, on each Acquisition Date, the Servicer will deposit into the Collection Account all amounts received and applied as interest or principal on the Receivables during the period from the related Cutoff Date to two (2) Business Days before the Acquisition Date.
(b)            Deposit of Collections.

(i)              If Cellco is the Servicer and the Monthly Remittance Condition is satisfied, the Servicer may deposit Collections into the Collection Account on the second Business Day before each Payment Date.
(ii)            For as long as the Monthly Remittance Condition is not satisfied, the Servicer will (1) deposit into the Collection Account all amounts received and applied as interest or principal on the Receivables within two (2) Business Days after identification of receipt of good funds and (2) provide a written report (which may be electronically submitted) to the Master Collateral Agent and the Paying Agent regarding such deposit set forth in clause (1) above, as required by Section 3.5(d).
(c)            Reconciliation of Deposits.  If Cellco is the Servicer and, for any Payment Date, the sum of (i) Collections for the Collection Period, plus (ii) Reconveyance Amounts for Reconveyed Receivables acquired during the related Collection Period, exceeds the amounts deposited under Section 4.3(b) for the Collection Period, Cellco will deposit an amount equal to the excess into the Collection Account on the second Business Day before the Payment Date.  If, for any Payment Date, the amounts deposited under Section 4.3(b) for the Collection Period exceed the sum of (i) Collections for the Collection Period, plus (ii) Reconveyance Amounts for Reconveyed Receivables acquired during the related Collection Period, the Master Collateral Agent or the Paying Agent will pay to Cellco from the applicable Group Available Funds in the Collection Account an amount equal to the excess within two (2) Business Days after Cellco’s direction, but no later than the Payment Date.  If requested by the Master Collateral Agent, Cellco will provide reasonable supporting details for its calculation of the amounts to be deposited or paid under this Section 4.3(c).
(d)            Net Deposits.  Cellco may make the deposits and payments required by Section 4.3(b) net of Servicing Fees to be paid to Cellco for the Collection Period and amounts the Servicer is permitted to retain under Section 3.8 and be reimbursed for under Section 3.9.  The Servicer will account for all deposits and payments in the Monthly Investor Report as if the amounts were deposited and/or paid separately.
(e)            No Segregation.  Pending deposit in the Collection Account, the Servicer is not required to segregate Collections from its own funds.
(f)            [Reserved].
(g)            Deposit of Upgrade Payments.   If any Upgrade Offer has not been terminated and an Obligor satisfies all of the terms and conditions of such Upgrade Offer in respect of a Receivable, the Marketing Agent shall deposit, or shall cause the related Originator to deposit, into the Collection Account the related Upgrade Payment, within two (2) Business Days after the identification that all of the terms and conditions related to such Upgrade Offer have been satisfied by the related Obligor in respect of a Receivable; provided, that if the conditions set forth in Section 4.3(b)(i) are satisfied, the Marketing Agent shall deposit, or shall cause the related Originators to deposit, such amounts into the Collection Account on the second Business Day before the Payment Date related to the Collection Period in which the related Obligor has satisfied all of the terms and conditions (for the avoidance of doubt, other than the required prepayment) related to such Upgrade Offer in respect of a Receivable.  The parties acknowledge that the failure of the Marketing Agent to deposit, or to cause the related Originator to deposit, into the Collection Account the related Upgrade Payment or otherwise to pay off the Receivable would constitute a breach by the related Originator of its obligation to the Obligor under the Upgrade Contract and that this breach would adversely affect the value of the Receivables, and give the Obligor a claim in recoupment against the related Originator and a right to offset that claim against the amounts that the Obligor would owe to the related Originator under the new device payment plan agreement (each such agreement, a “New Upgrade DPP”) entered into by the related Originator (or its agent, on its behalf) pursuant to the Upgrade Contract.  The parties hereto intend that the payment by the Marketing Agent or the related Originator of the Upgrade Payment as provided in this Section 4.3(g) shall extinguish such Obligor’s claim in recoupment against the related Originator and the Obligor’s right to offset the amount of that claim against the amounts that the Obligor would owe under the New Upgrade DPP contemporaneously with such Upgrade Payment by the Marketing Agent or the related Originator.  The parties hereto also intend that the payment by the Marketing Agent or the related Originator of the Upgrade Payment as provided in Section 2.2.1 of the Marketing Agent Agency Agreement shall extinguish each Obligor’s claim in recoupment against the “Verizon Originator” described in that Section 2.2.1 and the Obligor’s right to offset the amount of that claim against the amounts that the Obligor would owe under the new device payment plan agreement entered into by such Verizon Originator (or its agent, on its behalf) pursuant to the Upgrade Contract as described in that Section 2.2.1 contemporaneously with such Upgrade Payment by the Marketing Agent or the related Originator.
(h)            Deposit of Credit Payments.  If an Obligor is granted a Credit and the application of such Credit to the related Obligor’s account results in a shortfall in Collections for the related Collection Period, the Marketing Agent shall deposit, or shall cause the related Originator to deposit, into the Collection Account the related Credit Payment within two (2) Business Days after identification that such Credit was applied to an Obligor account; provided, that if the conditions set forth in Section 4.3(b)(i) are satisfied, the Marketing Agent shall deposit, or shall cause the related Originator to deposit, such amounts into the Collection Account on the second Business Day before the Payment Date related to the Collection Period in which such Credit was applied to an Obligor account.
(i)            Deposit of Assumption of Liability Payments.  If an Originator or the Servicer allows a device payment plan agreement that is a Receivable to be transferred to a new Obligor, the Marketing Agent shall acquire such Receivable and deposit, or cause the related Originator to acquire and deposit, into the Collection Account an amount equal to the applicable Reconveyance Amount for the related Receivable on or prior to the second Business Day before the Payment Date related to the Collection Period in which such transfer occurred. For any acquisition of a Receivable by the Marketing Agent under this Section 4.3(i), the Trust will be deemed to have transferred and assigned to the Marketing Agent effective as of the Reconveyance Date, all of the Trust’s right, title and interest in the Receivable and all security and documents relating to the Receivable, and the Marketing Agent will be entitled to all collections on and proceeds of the Reconveyed Receivable on and after the related Reconveyance Cutoff Date.  The transfer and assignment will not require any action by the Trust and will be without recourse, representation or warranty by the Trust except the representation that the Trust owns the Receivable free and clear of any Lien, other than Permitted Liens.  After the transfer and assignment, the Servicer will mark its receivables systems to indicate that the Reconveyed Receivable is no longer a Receivable and may take any action necessary or advisable to transfer the Receivable free from any Lien of the Trust or the Master Collateral Agent.
(j)            Release of Funds.  The Master Collateral Agent shall, at such time as there are no Credit Extensions Outstanding and the Lien of the Master Collateral Agreement has been terminated, release to the order of the Trust any remaining portion of the Collection Account following deduction of any fees, expenses or indemnities owed to it pursuant to Section 7.4 of the Master Collateral Agreement.
Section 4.4     [Reserved].
Section 4.5     Direction to Master Collateral Agent for Distributions.  On or about the fifteenth (15th) day of each month, and in no case later than at least two (2) Business Days before each Payment Date, the Servicer will direct the Master Collateral Agent or Paying Agent (based on the most recent Monthly Investor Report) to make the withdrawals, deposits, distributions and payments required to be made on the Payment Date under Section 4.3(c) of this Agreement and in accordance with each Trust Financing Agreement for any Series for which any Credit Extensions are Outstanding.
ARTICLE V
DEPOSITOR
Section 5.1     Depositor’s Representations and Warranties.  The Depositor represents and warrants to the Trust as of the date of this Agreement and as of each Acquisition Date, on which representations and warranties the Trust is relying in purchasing the Depositor Transferred Property and which will survive the transfer and assignment of the Depositor Transferred Property by the Depositor to the Trust under this Agreement and the pledge of the Depositor Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement:
(a)            Organization and Good Standing. The Depositor is a validly existing limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.
(b)            Due Qualification. The Depositor is duly qualified to do business, is in good standing as a foreign limited liability company (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document and other Series Related Document to which it is a party,

have been duly authorized by the Depositor by all necessary limited liability company action on the part of the Depositor.
(d)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Depositor or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document or other Series Related Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or other Series Related Document to which it is a party.
(e)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document and other Series Related Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document by the Depositor, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(f)            Binding Obligation. This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Depositor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(g)            No Conflict. The execution and delivery of this Agreement or any other Transaction Document and other Series Related Document to which it is a party by the Depositor, and the performance by it of the transactions contemplated by the Transaction Documents and the other Series Related Documents and the fulfillment of the terms hereof and thereof applicable to the Depositor, (i) do not contravene (A) its limited liability company agreement, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(h)            No Violation. The execution and delivery of this Agreement by the Depositor, the performance by the Depositor of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Depositor will not violate any Law applicable to the Depositor, except where such violation would not reasonably be expected to have a Material Adverse Effect.

Section 5.2     Liability of Depositor.
(a)            Liability for Specific Obligations.  The Depositor will be liable under this Agreement only for its specific obligations under this Agreement.  All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Depositor.  The Depositor will be liable for its willful misconduct, bad faith or gross negligence in performing its obligations under this Agreement.
(b)            No Liability of Others.  The Depositor’s obligations under this Agreement are corporate obligations.  No Person will have recourse, directly or indirectly, to any member, manager, officer, director, employee or agent of the Depositor for the Depositor’s obligations under this Agreement.
(c)            Legal Proceedings.  The Depositor will not be required to start, pursue or participate in any legal proceeding that is unrelated to its obligations under this Agreement and that, in its opinion, may result in liability or cause it to pay or risk funds or incur financial liability.
(d)            Payment of Taxes.  The Depositor will pay all taxes levied or assessed on the Trust Property.
(e)            Reliance by Depositor.  The Depositor may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement.
Section 5.3     Merger, Consolidation, Succession or Assignment.  Any Person (a) into which the Depositor is merged or consolidated, (b) resulting from a merger or consolidation to which the Depositor is a party, (c) succeeding to the Depositor’s business or (d) that is an Affiliate of the Depositor to whom the Depositor has assigned this Agreement, will be the successor to the Depositor under this Agreement.  The organizational documents of any Person into which the Depositor is merged or consolidated must include substantially similar provisions as included in Section 7 and Section 9(j) of the Depositor’s limited liability company agreement.  Within fifteen (15) Business Days after the merger, consolidation, succession or assignment, such Person will (i) execute an agreement to assume the Depositor’s obligations under this Agreement and each Transaction Document and other Series Related Document to which the Depositor is a party (unless the assumption happens by operation of Law), (ii) deliver to the Trust, the Owner Trustee and the Master Collateral Agent an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation, succession or assignment and the assumption agreement comply with this Section 5.3, (iii) deliver to the Trust, the Owner Trustee and the Master Collateral Agent an Opinion of Counsel stating that the security interest in favor of the Trust in the Depositor Transferred Property and the Master Collateral Agent in the Collateral is or will be perfected and (iv) notify the Rating Agencies, if any, of the merger, consolidation, succession or assignment.
Section 5.4     Depositor May Own Credit Extensions.  The Depositor and any Affiliate of the Depositor, in its individual or any other capacity, may become the owner or pledgee of Credit Extensions with the same rights as any other Person except as limited in any Transaction

Document or other Series Related Document.  Credit Extensions owned by or pledged to the Depositor or any Affiliate of the Depositor will have an equal and proportionate benefit under the Transaction Documents and the other Series Related Documents, except as limited in any Transaction Document or other Series Related Document.
Section 5.5     Depositor’s Authorized and Responsible Persons.  On or before the date of this Agreement, the Depositor shall notify the Master Collateral Agent and the Owner Trustee and provide specimen signatures of (i) each Person who is authorized to give instructions and directions to the Master Collateral Agent and the Owner Trustee on behalf of the Depositor and (ii) each Person who is a Responsible Person for the Depositor.  The Depositor may change such Persons at any time by notifying the Master Collateral Agent and the Owner Trustee in writing.
Section 5.6     Company Existence.   During the term of this Agreement, the Depositor shall keep in full force and effect its existence, rights and franchises as a limited liability company under the Laws of the jurisdiction of its formation and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Transaction Documents and the other Series Related Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

Section 5.7     No Division.  Notwithstanding Section 18-217 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq., the “LLC Act”) or the Depositor’s limited liability company agreement, for so long as any Credit Extensions remain Outstanding, the Depositor shall not divide or enter into a plan of division within the meaning of Section 18-217 of the LLC Act.

ARTICLE VI
SERVICER AND MARKETING AGENT
Section 6.1     Servicer’s and Marketing Agent’s Representations and Warranties.
(a)            The Servicer represents and warrants to the Trust as of the date of this Agreement and as of each Acquisition Date, on which representations and warranties the Trust is relying in purchasing the Depositor Transferred Property and which will survive the transfer and assignment of the Depositor Transferred Property by the Depositor to the Trust under this Agreement and the pledge of the Depositor Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement:
(i)            Organization and Good Standing. The Servicer is a validly existing partnership in good standing under the Laws of the State of Delaware and has full power and authority to own its properties and conduct its servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.

(ii)            Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(iii)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document or other Series Related Document to which it is a party, have been duly authorized by the Servicer by all necessary partnership action on the part of the Servicer.
(iv)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Servicer or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document or other Series Related Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or other Series Related Document to which it is a party.
(v)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document or other Series Related Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document by the Servicer, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(vi)            Binding Obligation. This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(vii)          No Conflict. The execution and delivery of this Agreement or any other Transaction Document or other Series Related Document to which it is a party by the Servicer, and the performance by it of the transactions contemplated by the Transaction Documents and the other Series Related Documents and the fulfillment of the terms hereof and thereof applicable to the Servicer, (i) do not contravene (A) the organizational documents of the Servicer, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(viii)        No Violation. The execution and delivery of this Agreement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Servicer will not violate any Law applicable to the Servicer, except where such violation would not reasonably be expected to have a Material Adverse Effect.
(ix)            Compliance with Law. It has complied with all Laws applicable to the servicing of the Receivables, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(x)            Servicing Procedures.  It has complied in all material respects with the applicable Servicing Procedures with respect to the Receivables.
(b)            The Marketing Agent represents and warrants to the Trust as of the date of this Agreement and as of each Acquisition Date, on which representations and warranties the Trust is relying in purchasing the Depositor Transferred Property and which will survive the transfer and assignment of the Depositor Transferred Property by the Depositor to the Trust under this Agreement and the pledge of the Depositor Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement:
(i)              Organization and Good Standing. The Marketing Agent is a validly existing partnership in good standing under the Laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.
(ii)            Due Qualification. The Marketing Agent is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(iii)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document and other Series Related Document to which it is a party, have been duly authorized by the Marketing Agent by all necessary partnership action on the part of the Marketing Agent.

(iv)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Marketing Agent or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document or other Series Related Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Marketing Agent of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or other Series Related Document to which it is a party.
(v)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document and other Series Related Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document by the Marketing Agent, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(vi)            Binding Obligation. This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Marketing Agent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(vii)            No Conflict. The execution and delivery of this Agreement or any other Transaction Document or other Series Related Document to which it is a party by the Marketing Agent, and the performance by it of the transactions contemplated by the Transaction Documents and the other Series Related Documents and the fulfillment of the terms hereof and thereof applicable to the Marketing Agent, (i) do not contravene (A) the organizational documents of the Marketing Agent, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(viii)        No Violation. The execution and delivery of this Agreement by the Marketing Agent, the performance by the Marketing Agent of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Marketing Agent will not violate any Law applicable to the

Marketing Agent, except where such violation would not reasonably be expected to have a Material Adverse Effect.
Section 6.2     Liability of Servicer and Marketing Agent.
(a)            Liability for Specific Obligations.  Each of the Servicer and the Marketing Agent, severally and not jointly, will be liable under this Agreement only for its specific obligations under this Agreement.  All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Servicer or the Marketing Agent, as applicable.  Each of the Servicer and the Marketing Agent, severally and not jointly, will be liable only for its own willful misconduct, bad faith or gross negligence in performing its obligations under this Agreement.
(b)            No Liability of Others.  Each of the Servicer’s and the Marketing Agent’s obligations under this Agreement are corporate obligations.  No Person will have recourse, directly or indirectly, to any member, manager, officer, director, employee or agent of the Servicer for the Servicer’s obligations or the Marketing Agent for the Marketing Agent’s obligations, as applicable, under this Agreement.
(c)            Legal Proceedings.  The Servicer will not be required to start, pursue or participate in any legal proceeding that is not incidental or related to its obligations to service the Receivables under this Agreement and that in its opinion may result in liability or cause it to pay or risk funds or incur financial liability.  The Servicer may in its sole discretion start or pursue any legal proceeding to protect the interests of the Creditors or the Depositor under the Transaction Documents and the other Series Related Documents.  The Servicer will be responsible for the fees and expenses of legal counsel and any liability resulting from the legal proceeding.
(d)            Force Majeure.  Neither the Servicer nor the Marketing Agent will be responsible or liable for any failure or delay in performing its obligations under this Agreement caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, fire, flood, earthquakes, storms, hurricanes or other natural disasters or failures of mechanical, electronic or communication systems; provided, however that this provision shall not limit the right to remove the Servicer for a Servicer Termination Event as provided in Section 7.2(a), other than with respect to the extension of the grace periods as provided in Section 7.2(a).  Each of the Servicer and the Marketing Agent, as applicable, will use commercially reasonable efforts to resume performance as soon as practicable in the circumstances.
(e)            Reliance by Servicer and Marketing Agent.  Each of the Servicer and the Marketing Agent may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement.

Section 6.3     Indemnities of Servicer and the Marketing Agent.
(a)            Indemnification.
(i)              The Servicer will indemnify the Trust, the Owner Trustee, the Qualified Institution and the Master Collateral Agent (including in its capacity as Paying Agent), and their officers, directors, employees and agents (each, an “Indemnified Person”) for all fees, expenses, losses, claims, actions, suits, damages and liabilities (including reasonable legal fees and expenses) resulting from the Servicer’s (including in its capacity as Custodian) willful misconduct, bad faith or gross negligence in performing its obligations under the Transaction Documents and the other Series Related Documents (including such amounts incurred by such parties in defending themselves against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Servicer’s indemnification or other obligations under this Agreement).
(ii)            The Marketing Agent will indemnify the Indemnified Persons for all fees, expenses, losses, claims, actions, suits, damages and liabilities (including reasonable legal fees and expenses) resulting from the Marketing Agent’s willful misconduct, bad faith or gross negligence in performing its obligations under the Transaction Documents and the other Series Related Documents (including such amounts incurred by such parties in defending themselves against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Marketing Agent’s indemnification or other obligations under this Agreement).
(b)            Proceedings.  If an Indemnified Person receives notice of a Proceeding against it, the Indemnified Person will, if a claim for indemnity will be made against the Servicer or the Marketing Agent, as applicable, under this Section 6.3, promptly notify the Servicer or the Marketing Agent, as applicable, of the Proceeding; provided, that the failure to give such notice shall not affect the right of an Indemnified Person to indemnification hereunder to the extent that such failure does not prejudice the rights of the Servicer, the Marketing Agent or the Indemnified Person in such Proceeding.  The Servicer or the Marketing Agent, as applicable, may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Servicer or  the Marketing Agent, as applicable, notifies the Indemnified Person of its intention to assume the defense of the Proceeding, the Servicer or the Marketing Agent, as applicable, will assume such defense with counsel reasonably satisfactory to the Indemnified Person, and in a manner reasonably satisfactory to the Indemnified Person, and the Servicer or the Marketing Agent, as applicable, and will not be liable for fees and expenses of separate counsel to the Indemnified Person unless there is a conflict between the interests of the Servicer or the Marketing Agent, as applicable, and the Indemnified Person.  If there is a conflict or if the parties cannot reasonably agree as to the selection of counsel, the Servicer or the Marketing Agent, as applicable, will pay the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of the Proceeding in which a claim is brought against the Servicer or the Marketing Agent may be settled in the name of, on behalf of, or in any manner in which the Servicer or the Marketing Agent, as applicable, is understood to acknowledge the validity of any claim without the approval of the Servicer or the Marketing Agent, respectively, and the Indemnified Person, which approvals will not be unreasonably withheld.
(c)            Survival of Obligations.  Each of the Servicer’s and the Marketing Agent’s obligations under this Section 6.3, for the period it was the Servicer or the Marketing Agent, respectively, will survive the Servicer’s or the Marketing Agent’s, as applicable, resignation or termination, the termination of this Agreement, the resignation or removal of the Owner Trustee or the Master Collateral Agent and the termination of the Trust.
(d)            Repayment.  If the Servicer or the Marketing Agent makes a payment to an Indemnified Person under this Section 6.3 and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Servicer or the Marketing Agent, as applicable.
Section 6.4     Delegation and Contracting. If Cellco is not the Servicer or the Custodian, the Servicer or the Custodian, as applicable, may not delegate to any Person its obligations under this Agreement without the consent of the Trust.  However, no notice or consent will be required for any delegation if Cellco is the Servicer or the Custodian.  No notice or consent will be required for any delegation by the Marketing Agent of its obligations under this Agreement.  Any of the Servicer, the Custodian or the Marketing Agent may contract with other Persons to perform its obligations under this Agreement.  No delegation or contracting will relieve the Servicer, the Custodian or the Marketing Agent, as applicable, of its responsibilities, and the Servicer, the Custodian or the Marketing Agent, respectively, will remain responsible for those obligations.  Each of the Servicer, the Custodian and the Marketing Agent will be responsible for the fees of its delegates and contractors, as applicable.
Section 6.5     Servicer May Own Credit Extensions.  The Servicer and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Credit Extensions with the same rights as it would have if it were not the Servicer or an Affiliate of the Servicer, except as otherwise stated in any Transaction Document or other Series Related Document.
Section 6.6     Annual Statement as to Compliance.  Within ninety (90) days after the end of each fiscal year during which an Indenture Series is outstanding and for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Trust, the Servicer will deliver an Officer’s Certificate to the Trust, the Depositor, the Administrator, the Master Collateral Agent, the Owner Trustee and each Indenture Trustee of an Indenture Series then outstanding to the effect that (A) a review of the Servicer’s activities during the prior fiscal year (or, in the case of the first such Officer’s Certificate, since the Closing Date of the first Indenture Series for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Trust) and of its performance under this Agreement with respect to each Indenture Series then outstanding has been made under the supervision of the officer executing such Officer’s Certificate and (B) to the best of his or her knowledge, based on the review, the Servicer has fulfilled in all material respects its obligations under this Agreement with respect to each Indenture Series then outstanding, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

Section 6.7     Assessment of Compliance and Accountants’ Attestation.
(a)            Within ninety (90) days after the end of each fiscal year during which an Indenture Series is outstanding and for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Trust, the Servicer will:
(i)     deliver to the Trust, the Depositor, the Administrator, the Master Collateral Agent, each Indenture Trustee for an Indenture Series then outstanding and the Rating Agencies a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Trust and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria applicable to the Servicer;
(ii)     deliver to the Trust, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee and the Rating Agencies a report of a registered public accounting firm reasonably acceptable to the Trust and the Administrator that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  This attestation shall be delivered in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S‑X under the Securities Act and the Exchange Act;
(iii)     cause each Subservicer and each Subcontractor, if any, determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trust, the Depositor, the Administrator, the Owner Trustee and the Indenture Trustee an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and
(iv)     if requested by the Administrator, acting on behalf of the Trust, deliver to the Trust, the Depositor and the Administrator and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction a certification in the form attached hereto as Exhibit B.
The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Administrator, acting on behalf of the Trust, will not request delivery of a certification under clause (a)(iv) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10‑K with respect to an asset-backed issuer whose asset pool includes receivables.
(b)            Each assessment of compliance provided by a Subservicer pursuant to Section 6.7(a)(iii) shall address each of the Servicing Criteria specified on a certification to be delivered by such Subservicer to the Servicer, the Trust, the Depositor and the Administrator on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor pursuant to Section 6.7(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer and the Trust on the date of such appointment.
ARTICLE VII
SERVICER RESIGNATION AND TERMINATION; SUCCESSOR SERVICER
Section 7.1       No Resignation.  The Servicer will not resign as Servicer under this Agreement unless it determines it is legally unable to perform its obligations under this Agreement.  The Servicer will notify the Trust, the Parent Support Provider, the Owner Trustee and the Master Collateral Agent of its resignation as soon as practicable after it determines it is required to resign, together with an Opinion of Counsel supporting its determination.  The Trust will promptly notify the Rating Agencies, if any, of any resignation of the Servicer.  Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, immediately upon the resignation of Cellco as Servicer pursuant to this Section 7.1, Cellco, in its individual capacity, will be required to assume the obligations of the Servicer to acquire Receivables as set forth in Sections 3.4 and 3.5 of each Additional Transferor Receivables Transfer Agreement and Sections 2.5, 2.6 and 2.7 of this Agreement without further action.
Section 7.2      Servicer Termination Events.
(a)            Servicer Termination Events.  The following events will each be a “Servicer Termination Event”:
(i)            (x) the Servicer fails to deposit, or deliver to the Master Collateral Agent for deposit, any Collections required to be delivered under this Agreement; (y) so long as Cellco is the Servicer, the Marketing Agent fails to deposit, or to cause the related Originators to deposit, into the Collection Account any Upgrade Payments required to be delivered under this Agreement, or (z) so long as Cellco is the Servicer, the Parent Support Provider fails to make any payments with respect to the items set forth in clause (x) or clause (y) above, to the extent the Servicer, or the Marketing Agent or any related Originator, respectively, fails to do so, and, in each case, which such failure continues for five (5) Business Days after the Servicer, the Marketing Agent or the Parent Support Provider, as applicable, receives written notice of the failure from the Master Collateral Agent, or a Responsible Person of the Servicer, the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure; or
(ii)            the Servicer (including in its capacity as Custodian) fails to observe or to perform any obligation under this Agreement, other than as set forth in clause (i) or (iii) of this Section 7.2(a), which failure has a material adverse effect on the Creditors and continues for ninety (90) days after the Servicer receives written notice of the failure from the Master Collateral Agent or the Majority Creditor Representatives; or
(iii)            so long as Cellco is the Servicer, the failure by (x) the Marketing Agent to make, or to cause the related Originators to make, (i) any payments required to be paid by the Marketing Agent in respect of the Receivables, including without limitation Credit Payments or (ii) payments relating to the acquisition by the Marketing Agent or the related Originators of Receivables that are subject to certain transfers, but not including Upgrade Payments, or (y) the Parent Support Provider to make any payments set forth in clause (x) above, to the extent that the Marketing Agent or any related Originator fails to do so, and in either case, that continues for ten (10) Business Days after the Marketing Agent or Parent Support Provider, as applicable, receives written notice of the failure from the Master Collateral Agent, or a Responsible Person of the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure; or
(iv)            an Insolvency Event of the Servicer occurs;
provided, however, that a delay or failure of performance referred to in clauses (i), (ii) or (iii) above for an additional period of sixty (60) days will not constitute a Servicer Termination Event if such delay or failure was caused by force majeure or other similar occurrence, as further described in Section 6.2(d).
(b)            Notice of Servicer Termination Event.  The Servicer will notify the Trust, the Owner Trustee and the Master Collateral Agent of any Servicer Termination Event or Potential Servicer Termination Event, no later than five (5) Business Days after a Responsible Person of the Servicer has received written notice of or has actual knowledge of the event.  If a Servicer Termination Event occurs, the Trust will promptly notify the Rating Agencies, if any, and the Asset Representations Reviewer.
(c)            Removal.  If a Servicer Termination Event occurs and is continuing, the Master Collateral Agent, if directed to do so by the Majority Creditor Representatives, and in accordance with Section 5.4 of the Master Collateral Agreement, shall remove the Servicer and terminate its rights and obligations under this Agreement and each of the other Series Related Documents by notifying the Servicer, the Trust, the Parent Support Provider, the Owner Trustee and the Creditor Representatives.  The notice of termination will state the date the termination will be effective.  On receipt of the notice, the Trust will promptly notify the Rating Agencies, if any, and the Asset Representations Reviewer, and the Owner Trustee will promptly notify the Certificateholders.  Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, immediately upon the removal of Cellco as Servicer pursuant to this Section 7.2, Cellco, in its individual capacity, shall assume the obligations of the Servicer to acquire Receivables as set forth in Sections 3.4 and 3.5 of any Additional Transferor Receivables Transfer Agreement and Sections 2.5, 2.6 and 2.7 of this Agreement without further action.
(d)            Waiver of Servicer Termination Events.  In accordance with the Master Collateral Agreement, the Majority Creditor Representatives (or, if no Credit Extensions are Outstanding, the Owner Trustee, at the direction of the Class A Certificateholder), may direct the Master Collateral Agent to waive a Servicer Termination Event, except with respect to a failure to make required deposits to or payment from any of the Trust Accounts, and the consequences thereof.  Upon the waiver, the Servicer Termination Event will be deemed not to have occurred.  No waiver will extend to any other Servicer Termination Event or impair a right relating to any other Servicer Termination Event.  The Trust will promptly notify the Rating Agencies, if any, and the Asset Representations Reviewer of any waiver.

Section 7.3     Continue to Perform.  If the Servicer resigns under Section 7.1, it will continue to perform its obligations as Servicer under this Agreement until the earlier to occur of (a) a Successor Servicer accepting its engagement as Servicer under Section 7.4 or (b) the date the Servicer is legally unable to act as Servicer.  If the Servicer is terminated under this Agreement, it will continue to perform its obligations as Servicer under this Agreement until the date stated in the notice of termination.  If Cellco is the resigning or removed Servicer, Cellco shall (x) remit any amounts due on the Receivables that are remitted to Cellco in error, rather than to the Successor Servicer as set forth in the notice sent to Obligors under Section 3.13, and provide the Successor Servicer with any necessary information regarding the amount remitted to the Successor Servicer by Cellco and the Receivable for which such amount was remitted and (y) continue to perform its remittance obligations set forth in Section 3.12(b) for as long as any Receivable continues to have a Principal Balance or until this Agreement is terminated in accordance with Section 8.1.
Section 7.4     Successor Servicer.
(a)            Engagement of Successor Servicer; Master Collateral Agent to Act.
(i)            If the Servicer resigns or is terminated under this Agreement, the Master Collateral Agent will promptly engage an institution having a net worth of not less than $50,000,000 whose regular business and operations includes the servicing of receivables and can accommodate the servicing of device payment plan agreements, as the successor to the Servicer under this Agreement (the “Successor Servicer”) and successor to the Administrator under Section 3.4 of the Administration Agreement.
(ii)            If no Person has accepted the engagement as Successor Servicer when the Servicer stops performing its obligations, the Master Collateral Agent, without further action, will be automatically appointed the Successor Servicer to perform the obligations of the Servicer (other than any obligations specifically excluded) until such time as another Successor Servicer shall accept engagement as Successor Servicer.  If the Master Collateral Agent becomes the Successor Servicer, it (A) will do so in its individual capacity and not in its capacity as Master Collateral Agent and, accordingly, Article VII of the Master Collateral Agreement will be inapplicable to the Master Collateral Agent solely in its capacity as Successor Servicer, (B) shall not be liable  for any actions of any Servicer prior to its appointment as Successor Servicer, and (C) may appoint as Servicer any one of its Affiliates, but the Master Collateral Agent, in its capacity as Successor Servicer, will be liable for the actions and omissions of such Affiliate.  If the Master Collateral Agent is unwilling or legally unable to act as Successor Servicer, it will appoint, or petition a court of competent jurisdiction to appoint, an institution having a net worth of not less than $50,000,000 whose regular business and operations includes the servicing of accounts and can accommodate the servicing of device payment plan agreements, as successor to the Servicer under this Agreement.  The Master Collateral Agent will be released from its obligations as Successor Servicer on the date that a new Servicer accepts its engagement as Successor Servicer.
(b)            Acceptance of Engagement.  The Successor Servicer will accept its engagement by assuming the Servicer’s obligations under this Agreement or entering into an amendment to this Agreement or a new servicing agreement on substantially the same terms as this Agreement, in a form acceptable to the Owner Trustee and the Master Collateral Agent.  The Successor Servicer will deliver a copy of the assumption, amendment or new servicing agreement to the other parties and the Master Collateral Agent.  The Successor Servicer (other than the Master Collateral Agent as Successor Servicer) will accept its engagement as Administrator according to Section 3.4 of the Administration Agreement.  Promptly following a Successor Servicer’s acceptance of its engagement, the Master Collateral Agent will notify the Trust, the Owner Trustee and the Secured Parties of the engagement.  On receipt of a notice of engagement, the Trust will promptly notify the Rating Agencies, if any, and the Asset Representations Reviewer, and the Owner Trustee will promptly notify the Certificateholders.  Any Successor Servicer will agree to provide to Cellco any information relating to payments received from Obligors (including any payments received on a Receivable that was the subject of an upgrade for which none of the Marketing Agent, the related Originator or the Parent Support Provider deposited a required Upgrade Payment), delinquencies in payments by Obligors, any Written-Off Receivables and any other information related to the Obligors and the Receivables required by Cellco to service the accounts of which any Receivables are a part, including, but not limited to, granting and applying credits to any account for which none of the Marketing Agent, the related Originator or the Parent Support Provider remitted an Upgrade Payment, as set forth in Section 3.12(b).  Any Successor Servicer will agree to be bound by the terms and conditions of the legal, regulatory, privacy and data protection policies set forth in Exhibit A attached hereto to the extent such Successor Servicer receives information from Cellco or any of its Affiliates relating to the Receivables.  No Successor Servicer shall have any liability for the acts or omissions of any predecessor Servicer.
(c)            Compensation of Successor Servicer.  The Master Collateral Agent may make arrangements for the compensation of the Successor Servicer out of Collections as it and the Successor Servicer may agree.  In addition to the Servicing Fee, on the date of its appointment as Successor Servicer, such Successor Servicer will receive the Successor Servicer Engagement Fee payable pursuant to the Trust Financing Agreements for each Series with Credit Extensions Outstanding, and thereafter, will be entitled to the Additional Successor Servicer Fee, which will be paid in accordance with the priorities set forth in the Trust Financing Agreements for each Series with Credit Extensions Outstanding.
(d)            Transfer of Authority.  On the effective date of the Servicer’s resignation or termination or the later date that the Servicer stops performing its obligations, and solely to the extent the Successor Servicer is an entity other than the Master Collateral Agent, all rights and obligations of the Servicer under this Agreement and of the Administrator under the Administration Agreement will become the rights and obligations of the Successor Servicer, including as successor Administrator.  For the avoidance of doubt, (x) the resignation or removal of Cellco as Servicer will not result in the termination of Cellco’s duties as Marketing Agent and (y) if the Master Collateral Agent is the Successor Servicer, Cellco will continue to act as Administrator under the Administration Agreement, to the extent it is able to continue to perform thereunder pursuant to the terms of the Administration Agreement.
(e)            Authority of Trust and Master Collateral Agent.  The Trust and the Master Collateral Agent are authorized to execute and deliver, on behalf of the Servicer, as attorney-in-

fact or otherwise, all documents, and to do all other acts or things necessary or advisable to effect the termination and replacement of the Servicer.
Section 7.5     Transition of Servicing.
(a)            Cooperation on Termination.  On its resignation or termination, the Servicer will cooperate with the Trust, the Owner Trustee, the Master Collateral Agent and the Successor Servicer in effecting (i) the termination of its rights and obligations under this Agreement and (ii) an orderly transition of such rights and obligations to the Successor Servicer.
(b)            Transfer of Cash, Receivable Files and Records.  As soon as practicable after the effective date of its resignation or termination, the predecessor Servicer will (i) transfer to the Successor Servicer all funds relating to the Receivables that are held or later received by the predecessor Servicer and (ii) deliver to the Successor Servicer the Receivable Files and the accounts and records maintained by the Servicer.  The Servicer will not be obligated to provide, license or assign its processes, procedures, models, servicing software or other applications to any Successor Servicer or any third party, or provide anything covered by a restriction on transfer or assignment or a confidentiality agreement or otherwise restricted by legal, regulatory, privacy or data protection policies.
(c)            Expenses of Servicing Transition.  All reasonable expenses incurred by the Trust, the Owner Trustee, the Master Collateral Agent and the Successor Servicer in connection with (i) the transition of servicing rights and obligations to the Successor Servicer and (ii) amending this Agreement or entering into an assumption agreement or new agreement to reflect a succession of the Servicer will be paid by the resigning or terminated Servicer on receipt of an invoice in reasonable detail.
Section 7.6     Merger, Consolidation, Succession or Assignment.  Any Person (a) into which the Servicer is merged or consolidated, (b) resulting from a merger or consolidation to which the Servicer is a party, (c) succeeding to the Servicer’s business or (d) that is an Affiliate of the Servicer to whom the Servicer has assigned this Agreement, will be the successor to the Servicer under this Agreement.  Within fifteen (15) Business Days after the merger, consolidation, succession or assignment, such Person will (i) execute an agreement to assume the Servicer’s obligations under this Agreement and each Transaction Document to which the Servicer is a party (unless the assumption happens by operation of Law), (ii) deliver to the Trust, the Owner Trustee and the Master Collateral Agent an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation, succession or assignment and the assumption agreement comply with this Section 7.6 and (iii) notify the Rating Agencies, if any, of the merger, consolidation, succession or assignment.
ARTICLE VIII
TERMINATION
Section 8.1     Termination.  This Agreement will terminate on the later to occur of (a) the date upon which the last remaining Receivable is paid in full, settled, sold or written off and any amounts received are applied and (b) the Trust is dissolved in accordance with the Trust Agreement.

ARTICLE IX
OTHER AGREEMENTS
Section 9.1     Financing Statements.
(a)            Filing of Financing Statements.  The Depositor will file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices necessary to perfect the Trust’s interest in the Depositor Transferred Property.  The Depositor will promptly deliver to the Trust and the Master Collateral Agent file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.
(b)            Trust and Master Collateral Agent Authorized to File Financing Statements.  The Depositor shall file, and authorizes the Trust and the Master Collateral Agent (but the Master Collateral Agent will not be required and shall have no liability for the failure to do so unless directed in writing pursuant to the Master Collateral Agreement) to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Trust or any Creditor Representative may determine are necessary or advisable to perfect the Trust’s interest in the Depositor Transferred Property.  The financing and continuation statements may describe the Depositor Transferred Property as the Trust or any Creditor Representative may reasonably determine to perfect the Trust’s or the Master Collateral Agent’s interest in the Depositor Transferred Property.  The Trust or the Master Collateral Agent (with respect to the Master Collateral Agent, solely to the extent it has been instructed to make such filing) will promptly deliver to the Depositor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.  The permissive right of the Master Collateral Agent to file any financing statement shall not be construed as a duty or obligation.
(c)            Relocation of Depositor.  The Depositor will notify the Owner Trustee and the Master Collateral Agent at least ten (10) days before a relocation of its chief executive office or change in its corporate structure, form of organization or jurisdiction of organization if it could require the filing of a new financing statement or an amendment to a previously filed financing statement under Section 9-307 of the UCC.  If required, the Depositor will promptly file new financing statements or amendments to all previously filed financing statements.  The Depositor will maintain its chief executive office within the United States and will maintain its jurisdiction of organization in only one State.
(d)            Change of Depositor’s Name.  The Depositor will notify the Owner Trustee and the Master Collateral Agent at least ten (10) days before any change in the Depositor’s name that could make a financing statement filed under this Section 9.1 seriously misleading under Section 9-506 of the UCC.  If required, the Depositor will promptly file amendments to all previously filed financing statements.
Section 9.2     No Transfer or Lien by Depositor.  Except for the transfer and assignment under this Agreement, the Depositor will not transfer or assign any Depositor Transferred Property to another Person or Grant or allow a Lien, other than a Permitted Lien, on an interest in any Depositor Transferred Property.  The Depositor will defend the Trust’s interest in the Depositor Transferred Property against claims of third parties claiming through the Depositor.
Section 9.3     Expenses.  The Depositor will pay the expenses to perform its obligations under this Agreement and the Trust’s and the Master Collateral Agent’s reasonable expenses to perfect the Trust’s interest in the Depositor Transferred Property and to enforce the Depositor’s obligations under this Agreement.
Section 9.4     Receivables Information.
(a)            Servicer’s Receivables Systems.  On and after the related Acquisition Date, until a Receivable has been paid in full, becomes a Reconveyed Receivable, a Transferred Receivable or is acquired or sold to a third party under Section 3.4, the Servicer will mark its receivables systems to indicate clearly that the Receivable is owned by the Trust and has been pledged to the Master Collateral Agent under the Master Collateral Agreement.
(b)            List of Receivables.  If requested by the Owner Trustee or the Master Collateral Agent, the Servicer will furnish a list of Receivables (by loan number) to the Owner Trustee and the Master Collateral Agent.
Section 9.5     No Petition.  The parties agree that, before the date that is two (2) years and one (1) day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) all Credit Extensions, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Trust, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar Law.  This Section 9.5 will survive the termination of this Agreement.
Section 9.6     Limited Recourse.  Each party agrees that any claim that it may seek to enforce against the Depositor or the Trust under this Agreement is limited to the Depositor Transferred Property only and is not a claim against the Depositor’s or the Trust’s assets as a whole or against assets other than the Depositor Transferred Property.
Section 9.7     Limitation of Liability.
(a)            Owner Trustee.  This Agreement has been signed on behalf of the Trust by Wilmington Trust, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Trust.  In no event will Wilmington Trust, National Association in its individual capacity or as a beneficial owner of the Trust be liable for the representations, warranties, covenants, agreements or other obligations of the Trust under this Agreement.  For all purposes under this Agreement, the Owner Trustee is subject to, and entitled to the benefits of, the Trust Agreement.  Neither the Trust nor the Owner Trustee will have any liability for any act or failure to act of the Servicer, including any action taken under a power of attorney given under this Agreement.
(b)            Master Collateral Agent.  This Agreement has been signed by U.S. Bank National Association not in its individual capacity but solely in its capacity as Master Collateral Agent.  In performing its obligations under this Agreement, the Master Collateral Agent is subject to, and entitled to the benefits of, the Master Collateral Agreement.  The Master Collateral Agent will not have any liability for any act or failure to act of the Servicer, the Custodian, the Marketing Agent, any Creditor Representative, the Administrator, the Trust or any other Person.
Section 9.8       Tax Treatment of Credit Extensions.  Each of the Depositor and the Servicer agree to treat the Credit Extensions as indebtedness for U.S. federal, State and local income and franchise tax purposes and for purposes of any other tax imposed on or measured in whole or in part by income.
ARTICLE X
MISCELLANEOUS
Section 10.1     Amendments.
(a)            Amendments to Clarify and Correct Errors and Defects.  The parties may amend this Agreement, without the consent of any Creditor Representatives or Creditors, for the purpose of curing any ambiguity, correcting an error or correcting or supplementing any provision of this Agreement that may be defective or inconsistent with the other terms of this Agreement.
(b)            Other Amendments.  Other than as set forth in Section 10.1(c), the parties to this Agreement, without the consent of any Creditor Representatives or Creditors, may also amend this Agreement for the purpose of adding any provisions to, or changing in any manner or eliminating any provisions of, this Agreement or modifying in any manner the rights of the Creditors under this Agreement if (x) the Trust or the Administrator delivers an Officer’s Certificate to the Master Collateral Agent and the Owner Trustee stating that the Trust or the Administrator, as applicable, reasonably believes that such amendment will not have a material adverse effect on the interest of any Creditor or (y) the Rating Agency Condition has been satisfied for all Credit Extensions then rated by a Rating Agency with respect to such amendment.
(c)            Amendments Requiring Consent of all Affected Creditors. This Agreement may also be amended from time to time by the parties hereto, with the consent of the Majority Creditor Representatives of each Group adversely affected thereby, with prior written notice to the applicable Rating Agencies (if any Credit Extensions of an affected Group are then rated by such Rating Agency), and the Master Collateral Agent, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Creditors under this Agreement.
(d)            Consent of Master Collateral Agent and Owner Trustee.  The consent of the Master Collateral Agent will be required for any amendment under Sections 10.1(b) or (c) that has a material adverse effect on the rights, duties, obligations, immunities or indemnities of the Master Collateral Agent.  The consent of the Owner Trustee will be required for any amendment under Sections 10.1(b) or (c) that has a material adverse effect on the rights, obligations, immunities or indemnities of the Owner Trustee, which consent will not be unreasonably withheld.

(e)            Opinion of Counsel.  Before executing any amendment to this Agreement, the Owner Trustee and the Master Collateral Agent shall be entitled to receive and conclusively rely upon, and the Depositor will deliver, an Opinion of Counsel stating that the execution of the amendment is permitted by this Agreement and the Trust Financing Agreements and all conditions precedent thereto have been satisfied.
(f)            Notice of Amendments.  Promptly after the execution of an amendment, the Depositor will deliver, or will cause the Administrator to deliver, a copy of the amendment to the Master Collateral Agent and the Rating Agencies, if any, and the Master Collateral Agent will notify the Creditors of the substance of the amendment.
(g)            Creditor Consent.  For any amendment to this Agreement requiring the consent of any Creditors, the Master Collateral Agent will, when directed by Trust Order, notify the Creditor Representatives to request consent and follow its reasonable procedures to obtain consent.  It shall not be necessary for the consent of any Creditor (acting through its Creditor Representatives) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  For the avoidance of doubt, any Creditor (acting through its Creditor Representative) consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor and any Creditor Representative consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor Representative or its Creditors.
(h)            Deemed Consent for All Creditors.  In the event that the Trust Financing Agreement for a Series enables a portion of the Creditors of that Series, or any Class of that Series, to exercise consent rights for such Series, the consent (or lack thereof) of such portion of the Creditors shall be deemed to be the consent (or lack thereof) of all Creditors of such Series.
(i)            Trust Financing Agreements.  The Trust Financing Agreement for any Series may have additional requirements or criteria to amend, modify or waive any provision of this Agreement and no amendment, modification or waiver of any provision of this Agreement shall occur unless each of the additional criteria, if any, has been satisfied.
Section 10.2     Assignment; Benefit of Agreement; Third-Party Beneficiary.
(a)            Assignment.  Except as stated in Sections 5.3, 7.4 and 7.6, this Agreement may not be assigned by the Depositor or the Servicer without the consent of the Owner Trustee, the Master Collateral Agent, the Certificateholders and Creditor Representatives representing Creditors holding more than sixty-six and two thirds percent (66 2/3%) of the Credit Exposure of each Trust Financing.
(b)            Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Owner Trustee and the Master Collateral Agent, for the benefit of the Secured Parties, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Depositor and the Servicer.  No other Person will have any right or obligation under this Agreement.

Section 10.3     Notices.
(a)            Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:
(i)               for personally delivered, express or certified mail or courier, when received;
(ii)             for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;
(iii)            for an email, when receipt is confirmed by telephone or reply email from the recipient; and
(iv)            for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.
(b)            Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule A, which address the party may change at any time by notifying the other parties.
(c)            Notices to Creditors.  Notices to a Creditor will be considered received by the Creditor:
(i)              for Definitive Notes and Lenders, for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail properly addressed to the Creditor at its address in the Note Register (or, with respect to a Lender, as set forth in the related Trust Financing Agreement); or
(ii)            for Book-Entry Notes, when delivered under the procedures of the Clearing Agency, whether or not the Noteholder actually receives the notice.
Section 10.4     Agent for Service.
(a)            Depositor.  The agent for service of the Depositor for this Agreement will be the person holding the office of Secretary of the Depositor at the following address:
Verizon ABS II LLC
One Verizon Way
Basking Ridge, New Jersey 07920
(b)            Servicer.  The agent for service of the Servicer for this Agreement will be the person holding the office of Secretary of the Servicer at the following address:
Cellco Partnership d/b/a Verizon Wireless
One Verizon Way

Basking Ridge, New Jersey 07920

(c)            Marketing Agent.  The agent for service of the Marketing Agent for this Agreement will be the person holding the office of Secretary of the Marketing Agent at the following address:
Cellco Partnership d/b/a Verizon Wireless
One Verizon Way
Basking Ridge, New Jersey 07920

Section 10.5     GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES).  FOR PURPOSES OF THE UCC, NEW YORK SHALL BE DEEMED TO BE THE SECURITIES INTERMEDIARY’S JURISDICTION, AND THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION. NOTWITHSTANDING SECTION 10.1 OF THIS AGREEMENT, THE PARTIES WILL NOT AGREE TO AMEND THIS AGREEMENT TO CHANGE THE GOVERNING LAW TO ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.
Section 10.6     Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.
Section 10.7     WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
Section 10.8     No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under Law.
Section 10.9     Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 10.10     Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.
Section 10.11     Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.
Section 10.12     Electronic Signatures.  Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
Section 10.13     Intent of the Parties; Reasonableness.  The Depositor, the Servicer and the Trust acknowledge and agree that the purpose of Sections 6.6 and 6.7 of this Agreement is to facilitate compliance by the Trust and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  None of the Depositor, the Administrator or the Trust shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Trust or the Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Servicer shall cooperate fully with the Administrator and the Trust to deliver to the Administrator or Trust, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Trust or the Administrator to permit the Trust or Administrator (acting on behalf of the Trust) to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Trust or the Administrator to be necessary in order to effect such compliance.
ARTICLE XI
ASSET REPRESENTATIONS REVIEW; DISPUTE RESOLUTION
Section 11.1     Asset Representations Review.
(a)            Upon the occurrence of a Group Delinquency Trigger with respect to any Collection Period, the Servicer will promptly send to the Administrator, the Master Collateral Agent, each Creditor Representative for each Series of Publicly Registered Notes of the related Group, and each Public Noteholder of the related Group (and to each applicable Clearing Agency for distribution to Note Owners of Publicly Registered Notes of such Group in accordance with the rules of such Clearing Agency) as of the most recent Record Date a notice describing (i) the occurrence of the Group Delinquency Trigger, and including reasonably detailed calculations thereof, and (ii) the rights of the Public Noteholders of the related Group (including Note Owners of Publicly Registered Notes of such Group) regarding an Asset

Representations Review (including a description of the method by which Public Noteholders of the related Group (including Note Owners of Publicly Registered Notes of such Group) may contact the Master Collateral Agent in order to request a formal vote of Public Noteholders of the related Group in respect of an Asset Representations Review).  In connection with the foregoing, upon request from the Servicer, the Master Collateral Agent or the related Indenture Trustee shall provide a list of the Public Noteholders of each Indenture Series of the related Group of record as of the most recent Record Date.  The notice provided under this Section 11.1 (a) and the related 10-D that is filed are the only notices that will be provided to Public Noteholders of the related Group (including Note Owners of Publicly Registered Notes of such Group) concerning whether the Group Delinquency Trigger has occurred.
(b)            If the Master Collateral Agent notifies the Servicer pursuant to Section 12.2 of the Master Collateral Agreement that sufficient Public Noteholders of the related Group have voted within the required time to initiate an Asset Representations Review of all Group 60-Day Delinquent Receivables by the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement, then the Servicer shall:
(i)              promptly notify the Asset Representations Reviewer and the Master Collateral Agent of the number of Group 60-Day Delinquent Receivables;
(ii)             within sixty (60) days after receipt by the Servicer of that notice from the Master Collateral Agent, render reasonable assistance, including granting access to copies of any underlying documents and Receivable Files and all other relevant documents, to the Asset Representations Reviewer to facilitate the performance of a review of all Group 60-Day Delinquent Receivables, pursuant to Section 3.3(a) of the Asset Representations Review Agreement, in order to verify compliance with the representations and warranties made by each Originator or the Servicer (in the case of Receivables transferred by any Additional Transferor or designated to the related Group on a Re-Designation Date); provided, that the Servicer shall use its best efforts to redact any materials provided to the Asset Representations Reviewer in order to remove any Personally Identifiable Information without changing the meaning or usefulness of the Review Materials; and
(iii)            provide such other reasonable assistance to the Asset Representations Reviewer as it requests in order to facilitate its Asset Representations Review of the Group 60-Day Delinquent Receivables pursuant to the Asset Representations Review Agreement.
Section 11.2     Dispute Resolution.
(a)            If (i) the Trust or (ii) the Majority Public Noteholders of a Group requests by written notice to (x) the Master Collateral Agent (which will be forwarded to the related Originator or the Servicer, as applicable) or (y) the related Originator or the Servicer (in the case of Receivables transferred by any Additional Transferor or designated to the related Group on a Re-Designation Date) (any such party making a request, the “Requesting Party”), that a Receivable be reacquired or acquired due to an alleged breach of the Group Eligibility Representation with respect to that Receivable as set forth in Section 3.3 of the Originator Receivables Transfer Agreement, Section 3.3 of each Additional Transferor Receivables

Transfer Agreement or Section 2.7 of this Agreement, as applicable, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within one-hundred eighty (180) days of the receipt of such request by the related Originator or the Servicer (in the case of Receivables transferred by any Additional Transferor), then the Requesting Party, any Public Noteholder of the related Group or a Verified Note Owner of the related Group (each, a “Dispute Resolution Party”) will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration pursuant to this Section 11.2.  Dispute resolution to resolve reacquisition or acquisition requests will be available regardless of whether Public Noteholders of the related Group voted to direct an Asset Representations Review or whether the related Group Delinquency Trigger occurred.  The Depositor will provide written direction to the Master Collateral Agent instructing it to notify the Requesting Party (directly if the Requesting Party is a Noteholder and through the applicable Clearing Agency for distribution to such Requesting Party, if the Requesting Party is a Note Owner, in accordance with the rules of such Clearing Agency) no later than five (5) Business Days after the end of the 180-day period of the date when the 180-day period ends without resolution by the appropriate party, which written direction will specify the identity of the Requesting Party and the date as of which that 180-day period shall have ended; provided, that the Master Collateral Agent shall have no other obligation whatsoever to participate in any dispute resolution, mediation or arbitration to determine if a reacquisition or acquisition request has been resolved within the applicable 180-day period. A Requesting Party must provide notice of its intention to refer the matter to mediation, to refer the matter to arbitration, or to institute a legal proceeding, to the Depositor within thirty (30) days after the delivery of notice of the end of the 180-day period.  The Depositor will participate in the resolution method selected by any Dispute Resolution Party.  For the avoidance of doubt, neither the Owner Trustee nor any Indenture Trustee shall have any obligation whatsoever to participate in any dispute resolution, mediation or arbitration to determine if a reacquisition or acquisition request has been resolved within the applicable 180-day period.  For the avoidance of doubt, if the Master Collateral Agent does not agree to pursue or otherwise be involved in resolving any reacquisition or acquisition request or dispute resolution proceeding, any Public Noteholder of the related Group or any Verified Note Owner of the related Group may independently pursue dispute resolution in respect of such reacquisition or acquisition.  If the Master Collateral Agent brings a dispute resolution action based on written direction by a Public Noteholder of a Group to do so, the “Requesting Party” and the “Dispute Resolution Party” shall be deemed to be the requesting Note Owner(s) (or the party to the arbitration) for purposes of the dispute resolution proceeding, including allocation of fees and expenses.  The Master Collateral Agent shall not be liable for any costs, expenses and/or liabilities allocated to a Dispute Resolution Party as part of the dispute resolution proceeding.  Further, the Master Collateral Agent shall be under no obligation under this Agreement, any other Transaction Document, any Series Related Documents or otherwise to monitor reacquisition or acquisition activity or to independently determine which reacquisition or acquisition requests remain unresolved after one-hundred eighty (180) days.
(b)            If the Dispute Resolution Party selects mediation (including non-binding arbitration) as the resolution method, the following provisions will apply:
(i)             The mediation will be administered by JAMS pursuant to its Mediation Procedures in effect on the date the arbitration is filed.

(ii)            The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators by JAMS each party will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference JAMS will select the mediator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.
(iii)          The parties will use commercially reasonable efforts to begin the mediation within thirty (30) days of the selection of the mediator and to conclude the mediation within sixty (60) days of the start of the mediation.
(iv)           The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.
(c)            If the Dispute Resolution Party selects binding arbitration as the resolution method, the following provisions will apply:
(i)             The arbitration will be administered by the AAA pursuant its Arbitration Rules in effect on the date the arbitration is filed.
(ii)            The arbitral panel will consist of three members, (i) one to be appointed by the Requesting Party within five (5) Business Days of providing notice to the Depositor of its selection of arbitration, (ii) one to be appointed by the Depositor within five (5) Business Days of that appointment and (iii) the third, who will preside over the panel, to be chosen by the two party-appointed arbitrators within five (5) Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the stated time periods, then the appointments will be made by AAA pursuant to the Arbitration Rules.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.
(iii)           Each arbitrator will be independent and will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect as of the date of this Agreement.  Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.   Any arbitrator may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.
(iv)           After consulting with the parties, the arbitral panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within ninety (90) days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in accordance with then-prevailing New York law (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration.
(v)            Notwithstanding whatever other discovery may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to the following discovery in the arbitration: (A) four (4) witness depositions not to exceed five (5) hours, and (B) one (1) set of interrogations, document requests, and requests for admissions; provided that the arbitral panel will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitral panel determines good cause is shown that such additional discovery is reasonable and necessary.
(vi)            The arbitral panel will make its final determination no later than ninety (90) days after appointment.  The arbitral panel will resolve the dispute in accordance with the terms of this Agreement and may not modify or change this Agreement in any way.  The arbitral panel will not have the power to award punitive damages or consequential damages in any arbitration conducted by them.  In its final determination, the arbitral panel will determine and award the costs of the arbitration (including the fees of the arbitral panel, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitral panel in its reasonable discretion.  The determination in any binding arbitration of the arbitral panel will be in writing and counterpart copies will be promptly delivered to the parties.  The determination will be final and non-appealable and may be enforced in any court of competent jurisdiction.
(vii)          By selecting binding arbitration, the selecting party is giving up the right to sue in court, including the right to a trial by jury.
(viii)       No person may bring class or collective claims in arbitration even if the Arbitration Rules would allow them.  Notwithstanding anything herein to the contrary, the arbitral panel may award money or injunctive relief in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party’s individual claim.
(d)            The following provisions will apply to both mediations and arbitrations:
(i)              Any mediation or arbitration will be held in New York, New York; and
(ii)            The details and/or existence of any unfulfilled reacquisition or acquisition request, any informal meetings, mediations or arbitration proceedings conducted under this Section 11.2, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled reacquisition or acquisition request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 11.2).  This information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with any resolution procedure under this Section 11.2), except as otherwise required by law, regulatory requirement or court order.  If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

 VERIZON ABS II LLC,
        as Depositor

By:  /s/ Kee Chan Sin
        Name: Kee Chan Sin
        Title: Chief Financial Officer

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer, Marketing Agent and Custodian

By:  /s/ Kee Chan Sin
        Name:  Kee Chan Sin
        Title:   Vice President and Assistant Treasurer

VERIZON MASTER TRUST,
        as Trust

By:        Wilmington Trust, National Association,
        not in its individual capacity but solely as Owner
        Trustee of Verizon Master Trust

By:   /s/ Mark H. Brzoska
        Name:  Mark H. Brzoska
        Title:    Vice President

AGREED AND ACCEPTED BY:
U.S. BANK NATIONAL ASSOCIATION,
        not in its individual capacity
        but solely as Master Collateral Agent

By:  /s/ Matthew M. Smith
        Name: Matthew M. Smith
        Title:    Vice President
WILMINGTON TRUST, NATIONAL ASSOCIATION,
        not in its individual capacity
        but solely as Owner Trustee

By:   /s/ Mark H. Brzoska
        Name: Mark H. Brzoska
        Title:   Vice President

Schedule A
Notice Addresses
1.	If to Cellco, in its individual capacity or as Servicer, Marketing Agent, Custodian or Administrator:
Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com

2.	If to the Depositor:
Verizon ABS II LLC
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Chief Financial Officer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com
With a copy to:
Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com
3.	If to the Trust:
c/o the Owner Trustee at the Corporate Trust Office of the Owner Trustee
With copies to:
Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com
SA-1

4.	If to the Parent Support Provider:
Verizon Communications Inc.
1095 Avenue of the Americas
New York, New York 10036
Attn: Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com

5.	If to the Owner Trustee, at the Corporate Trust Office of the Owner Trustee
6.	If to the Master Collateral Agent, at the Corporate Trust Office of the Master Collateral Agent
7.	If to the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee

SA-2

Exhibit A
Custodian’s Security Requirements

v2.1

Baseline Security Requirements For Verizon Suppliers

The following information security requirements (“Requirements”) are generally applicable to Supplier engagements with Verizon.  These Requirements are not intended to address specific security functionality or attributes of devices, software or systems sold, leased or licensed to Verizon by Supplier and will not limit more stringent or other security related Requirements set forth in this Agreement.

For the avoidance of doubt, security industry terms used herein which are undefined in the Agreement   have the meaning described in information security guidance issued by the National Institute of Standards and Technology (NIST), or similarly regulatory bodies that issue industry accepted standards governing information security.

A.	Supplier Requirements

1.	Access Control

1.1.  Supplier will limit information system access to authorized users, authorized processes acting on behalf of authorized users, or authorized devices (including other information systems), and such access will be limited to only those types of transactions and functions authorized users or devices are permitted to exercise.

1.2.  Additionally, Supplier will:

a.	Create, enable, modify, disable, and remove information system accounts in accordance with documented Supplier procedures.
b.	Monitor the use of information system accounts.
c.
Review, annually at minimum, user accounts to determine (i) if each user’s access is still the minimum necessary to perform assigned duties, and (ii) that access is still needed (i.e., least privilege principles are followed).

d.	Enforce, document and define information system access authorizations to support separation of duties so as to limit the potential for a single individual to cause excessive harm.
e.	Require personnel with access to administrator or privileged accounts to use non-privileged accounts or roles when performing non-privileged functions.
f.	Audit the execution of Privileged Users actions and functions.
g.	Prohibit non-privileged users from executing privileged functions, including, but not limited to, disabling, circumventing, or altering implemented security safeguards/countermeasures.
h.	On a quarterly basis, review privileged and administrator accounts with access to systems, applications, or databases containing Verizon Highly Confidential data.
i.	Implement a remote access policy and authorize remote access to information systems prior to allowing such connections.
j.
Establish usage restrictions, configuration/connection requirements, and implementation guidance for organization-controlled mobile devices, the connection of mobile devices to information systems, wireless network access, and authorize wireless access to the information system according to Supplier’s documented processes and procedures prior to allowing such connections.

Baseline Security Requirements For Verizon Suppliers

k.	Establish terms and conditions for authorized individuals working at Supplier’s third-parties who will access Supplier’s information systems to:
i.	Securely access the Supplier information systems from Supplier’s third parties’ information systems; and
ii.	Securely process, store or transmit organization-controlled information using Supplier’s third parties’ information systems.

2.	Awareness and Training

Supplier will:

a.
Ensure that managers and users of information systems are periodically made aware of the security risks associated with their activities and of the applicable laws, Executive Orders, directives, policies, standards, instructions, regulations, or procedures related to the security of information systems.

b.	Ensure that Supplier personnel are reasonably and periodically trained to carry out their assigned information security-related duties and responsibilities.
c.
Ensure that all personnel (including subcontractor personnel) who are involved in the management, use, or operation of IT systems or have access to Verizon Confidential Information, receive annual training in privacy, security awareness and accepted security practices (to include recognizing and reporting suspicious activities that can introduce malicious software).  New hire initial training will be conducted within 30 Days of hire with refresher training occurring annually.

d.	Ensure that all personnel (including subcontractor personnel) with significant IT security responsibilities receive specialized annual training tailored to their specific security responsibilities.
e.	Track completion of all training and ensure that all personnel (including subcontractor personnel) acknowledge receipt of training.

3.	Logging, Audit and Accountability

Supplier will:

a.
Create, protect, and retain information system audit records to the extent needed to maintain integrity and enable the monitoring, analysis, investigation, and reporting of unlawful, unauthorized, or inappropriate information system activity.   For the avoidance of doubt, “audit” is used interchangeably with the term “log” in this Exhibit.

b.	Ensure that the actions of individual information system users can be uniquely traced to those users so they can be held accountable for their actions.
c.	Log the following events at a minimum on information systems:
i.	Successful login attempts;
ii.	Unsuccessful login attempts;
iii.	All logoffs;
iv.	Additions, deletions and modifications to User and system accounts/privileges;
v.	Users switching IDs during an online session;
vi.	Attempts to perform unauthorized functions;

Baseline Security Requirements For Verizon Suppliers

vii.	Activity performed by privileged accounts;
viii.	Modifications to system settings (parameters) and
ix.	Modifications to audit log parameters;
d.	Event Logs will include at a minimum:
i.	Host name;
ii.	User account;
iii.	Date and time stamp;
iv.	Description of the activity performed;
v.	Event ID or event type;
vi.	Reason for logging event (e.g., access failure); and
vii.	Source and destination network addresses (e.g., IP address).
e.
Review and analyze information system audit records on a regular basis sufficient to detect significant unauthorized activity with respect to information systems that either (i) contain Verizon Confidential Information or (ii), if compromised, would prevent Supplier from providing Services to Verizon pursuant to the Agreement..

f.	Notify Verizon within 48 hours if unauthorized activity is detected on systems processing or storing Verizon Confidential Information.
g.	Ensure that the audit record is sufficient to reconstruct any activity requiring investigation.
h.	Ensure controls are in place to protect audit information and audit tools from unauthorized access, modification and deletion.
i.	Synchronize information system time to an authoritative time source.
j.	Retain audit records for a minimum of 6 months and restrict access to logs to prevent modification.

4.	Configuration Management

Supplier will:

a.	Establish and maintain baseline configurations and inventories of information systems throughout the respective system development life cycles.
b.	Establish and enforce security configuration settings for information technology products employed in information systems.
c.	Identify, document and approve any deviations from established configuration settings.
d.	Review the information system(s) annually, at minimum, to identify unnecessary and/or insecure functions, ports, protocols, and services.
e.	Disable unnecessary and/or insecure functions, ports, protocols, and services.
f.
Develop and document an inventory of information system components, including “open source” code incorporated in, or used to derive, any deliverable provided to Verizon, which will be provided to Verizon upon request.

g.	Establish policies governing the installation of software by users, enforce software installation restrictions, and monitor policy compliance.

5.	Identification and Authentication

Supplier will:

Baseline Security Requirements For Verizon Suppliers

a.	Identify information system users, processes acting on behalf of users, and devices.
b.	Require Authentication for users, processes, and devices as a prerequisite to allowing access to information systems.
c.	Ensure the information system uniquely identifies and Authenticates users (or processes acting on behalf of users).
d.	Implement Strong Authentication for network access to privileged accounts.
e.	Implement Strong Authentication for remote access to privileged and non-privileged accounts.
f.	Implement an Identification and Authentication policy consistent with and or more secure than the current NIST 800-63 Digital Identity Guidelines publication.
g.	Ensure information systems store and transmit only cryptographically-protected Authenticators.

6.	Incident Response

Supplier will:

a.	Establish an operational incident handling capability for information systems that includes reasonable preparation, detection, analysis, containment, recovery, and user response activities.
b.	Periodically, but no less than annually, test the incident handling capability.
c.	Track, document, and report incidents to appropriate Supplier personnel.
d.
Notify Verizon of any incident materially affecting systems supporting Verizon services or data, including, but not limited to, any loss, acquisition or use of Verizon Confidential Information without authorization, as follows:

i.	Supplier will provide notification via electronic mail to: cirtext@one.verizon.com as soon as practical, but no later than forty-eight (48) hours, following awareness of the security incident.
ii.	Upon Verizon request, Supplier will provide status updates of the incident mitigation to a point of contact designated by Verizon.
iii.	Supplier will cooperate with Verizon in its efforts to investigate any security incidents.
iv.
Upon Verizon request, Supplier will provide a written report which describes the incident, the actions taken by Supplier during the incident response and future actions to prevent reoccurrence or similar incident.

7.	Media Protection

Supplier will, as applicable to the Services provided:

a.	Protect information system media, both paper and digital, including encrypting data at rest stored on portable media (e.g. USB drives, removable hard drives).
b.	Restrict access to media related to Verizon services performed under this Agreement. Access to such media will be granted in accordance with these Requirements.
c.	Label media containing Verizon data commensurate with the highest confidentiality level of data contained.

Baseline Security Requirements For Verizon Suppliers

d.
When (a) directed by Verizon, or (b) unless specifically otherwise required by law or directed by Verizon, upon conclusion or termination of Supplier’s work for Verizon or when no longer required for the performance of work under an Agreement, Supplier will Sanitize (or at Verizon’s election return to Verizon) all copies of all Verizon Confidential Information, including all backup and archival copies, in any electronic or non-electronic form.

e.	All hardcopy documents will be cross-cut shredded.
f.
Maintain records for all media that have been destroyed, sanitized or returned to Verizon.  Records will be maintained for a minimum of four (4) years and made available to Verizon for inspection upon request.

8.	Security Governance

Supplier will:

a.
Develop, document, periodically update, and implement security plans for information systems that describe the security controls in place or planned for the information systems and the rules of behavior for individuals accessing the information systems.

b.
Maintain an information security governance policy or set of policies that conform to all applicable data protection laws and regulations and that verifiably addresses these Requirements along with purpose, scope, roles, responsibilities, management commitment, coordination among Supplier’s entities, and compliance.  Failure to comply with policies will be addressed through appropriate discipline.

c.	Ensure that the information security program is approved/endorsed by Supplier’s executive management.
d.	Regularly review its information security program plan and update the plan to address organizational changes, material changes in business practices or issues identified in risk assessments.
e.	Implement a risk management strategy consistently across the organization.
f.
Ensure all permitted third-parties that will perform services in support of this Agreement on behalf of Supplier (e.g. subcontractors), including cloud service providers, comply in writing with materially similar Requirements to those outlined in this Exhibit.

g.	Monitor security control compliance by external service providers on an ongoing basis.

9.	Personnel Security

Supplier will:

a.	Have established screening criteria for individuals with access to Verizon systems or data.
b.	Ensure that upon termination of employment:
i.	Information system and application access is disabled immediately;
ii.	Retrieval of all Verizon information and information system related property of the terminated employee (including, but not limited to, mobile phones, tablets, laptops, and security tokens).

Baseline Security Requirements For Verizon Suppliers

c.
Deploy and manage a mobile device management program for all personnel who use company-issued and or personal devices in their normal course of work with Verizon that provides for technical controls designed to secure Verizon Confidential Information accessed on mobile devices.

d.	Upon a personnel role transfer:
i.	Review and confirm ongoing operational need for current logical and physical access; and
ii.	Make changes to logical and physical access as needed
e.	Prohibit and take reasonable measures to prevent the use of external personal email accounts, personal websites and social media to handle Verizon Confidential Information.

10.	Vulnerability & Patch Management

Supplier will, as applicable to the Services provided:

a.	Conduct periodic vulnerability scanning and penetration tests on information systems and applications to identify security vulnerabilities.
b.
Subscribe to an industry standard vulnerability service (e.g. Common Vulnerabilities and Exposures) and maintain alert status regarding any vulnerabilities contained in Supplier’s information systems and products.

c.	Maintain procedures to evaluate, prioritize, and track the vulnerabilities based on a variety of factors such as:
i.	The severity rating assigned to the vulnerability by an industry standards body;
ii.	The criticality of the assets impacted by the vulnerability and their likelihood of exploitation; and
iii.	The classification and quantity of information which the vulnerability places at risk.
d.
Patch or take other corrective actions to remediate known or discovered vulnerabilities in a commercially reasonable timeframe, giving greater priority to vulnerabilities with a higher severity rating based on the criteria outlined in Section 11(c).

11.	System and Communications Protection

Supplier will:

a.	Encrypt (in Transit and at Rest) Verizon Highly Confidential information.
b.	Employ reasonable controls to secure source code, including version control, segregation of source code repositories, and least privilege access principles.
c.	Incorporate security vulnerability and malicious code assessments throughout the software development life cycle.
d.	Ensure the information system separates user functionality (including user interface services) from information system management functionality.
e.	Implement denial of service (DoS) detection and mitigation controls.
f.	Monitor and control communications at the external boundary of the system and at key internal boundaries within the system.
g.	Implement subnetworks for publicly accessible system components that are either physically or logically separated from internal, trusted Supplier networks.

Baseline Security Requirements For Verizon Suppliers

h.	Connect to and allow connections from external networks only through managed interfaces consisting of boundary protection devices and security gateways.
i.	Implement appropriate cryptographic mechanisms to prevent unauthorized disclosure of information and detect changes to information during transmission.
j.	Establish and manage cryptographic keys in accordance with established and industry accepted key management procedures for systems encrypting and or decrypting Verizon data.
k.	Ensure retention and restoral of electronic mail when directed by Verizon in connection with actual or anticipated legal proceedings.
l.	Adhere to the following Requirements when connecting to a Verizon network:
i.	Assets used to connect to a Verizon network will either be provided by Verizon or will be owned/leased by the Supplier or permitted subcontractors.
ii.	Personally owned assets may not be used to perform work for Verizon.

12.	System and Information Integrity

Supplier will:

a.	Identify, report, update, and correct information and information system vulnerabilities in a timely manner, as required by Section 11.
b.	Provide protection from malicious code (e.g., viruses or malware) at appropriate locations within information systems.
c.	Monitor information system security alerts and advisories and take appropriate actions in response.
d.	Implement appropriate controls to ensure Verizon Confidential Information is used only for permitted business purposes authorized under the Agreement, and not for Supplier's own or other purposes.
e.	Monitor the information system to detect attacks and indicators of potential attacks in accordance with Supplier monitoring objectives.
f.	Implements security safeguards to protect information system memory from unauthorized code execution.
g.	Maintain logical and/or physical separation between production and non-production environments (e.g., development, testing), sufficient to prevent unauthorized access between them.
h.	Prohibit the use of Verizon Confidential data in a non-production environment (i.e. test or development) unless approved by Verizon.
i.	Develop backup plans and schedules to protect against malicious destruction of information.
j.	Mask or truncate Verizon Highly Confidential Information in display to prevent disclosure when unnecessary to perform a required business function and when required by law.

13.	Proof of Compliance

a.
Supplier will reasonably cooperate with Verizon’s efforts to verify Supplier’s compliance with these Requirements, which efforts may include periodic audits of Supplier’s operations by Verizon or a third party at Verizon request and on reasonable notice.   Supplier will reasonably cooperate with security assessment activities that Verizon may undertake from time to time in connection with

Baseline Security Requirements For Verizon Suppliers

Supplier’s performance under any Agreement, and will address in a timely manner, security issues that are uncovered in such assessments.
b.
In the event Verizon discovers that Supplier is non-compliant with these Requirements, Supplier will implement corrective action as soon as practicable, but in no event more than (30) days after Verizon’s initial notification to Supplier of the non-compliance.

These Requirements supplement security requirements set forth in any Agreement(s).  These Requirements specify minimum expectations of Verizon for Supplier engagements.  Additional safeguards and controls may be required in an Agreement, statement of work or other engagement document between Supplier and Verizon, and if such safeguards and/or controls exceed those set forth in these Requirements, those obligations will continue to apply.

B.	General Definitions

1. Authentication/ Strong Authentication
means the process by which a person, process or system is verified as a particular person, process or system or a member of a class of persons, processes or systems, typically for access to data or another right or privilege.  Strong Authentication means Authenticating using at least two different verification factors, known as two-factor or multi-factor authentication as follows: (i) something known (e.g., a password or PIN); (ii) something possessed  (e.g., a smart card or OTP token); or (iii) something uniquely physical (e.g., a fingerprint).

2. Authenticator(s)
means the credentials or other mechanisms used to authenticate a person, process or system, including, but not limited to, passwords and biometric credentials such as fingerprints, digital identities, voice prints, and retinal scans.

3. Customer Proprietary Network Information (CPNI)
means, for the purposes of these Requirements, information about a customer’s telecommunications service that is identifiable to that customer, such as call detail, usage, features, geo-location information associated with such service and service subscription information, and further including information contained in bills pertaining to telephone exchange service or telephone toll service and subject to Federal Communications Commission regulations at 47 U.S.C. Section 222(f)(1).

4. Days	means calendar days unless otherwise specified.
5. Encryption at Rest	means static data which is encrypted using Strong Cryptography.
6. Encryption in Transit	means transmitted data which is encrypted using Strong Cryptography and a current industry standard mechanism (e.g. SFTP, VPN, TLS and etc.)

Baseline Security Requirements For Verizon Suppliers

7. Privileged User
means a user with increased administrative permissions and/or access greater than that of a general user.  Privileged User controls are applicable regardless of the environment those right are granted in (i.e. production, development, or test and internal or external to the private network.)

8. Sanitization	means the process of securely deleting data such that it cannot be recovered; Supplier will use NIST SP 800-88, Guidelines for Media Sanitization for guidance.
9. Strong Cryptography
means the use of cryptography based on industry tested and accepted cipher algorithms with minimum key lengths of 256-bits for symmetric algorithms and 2048-bits for asymmetric algorithms.  This includes a documented key management standard, which stipulates the secure retirement and replacement of keys (i.e. key rotation).

10. Supplier	means Supplier, its affiliates, and its/their subcontractors.
11. Verizon Confidential Information
means non-public information received from Verizon and non-public information generated for Verizon in connection with any agreement between Verizon and Supplier (an “Agreement”) under which Supplier provides products or services to Verizon or to others at Verizon’s request or direction, as well as any other information defined as “Confidential Information” under such agreement.  Some Confidential Information has increased sensitivity and is categorized as “Highly Confidential Information,” further described below.  For avoidance of doubt, “Highly Confidential” should also be considered “Confidential Information” in these Requirements.

12. Verizon Highly Confidential Information
means Verizon Confidential Information that also fits the following criteria:
●     any state, federal or other national identification number (e.g. SSN, FIN, TIN, state driver’s license or state non-driver ID card, work visa, passport, tribal ID, military ID, Alien ID and similar identifiers) identifiable to an individual,
●     last four (4) digits of SSN;
●     date of birth, (identifiable to an individual),
●     mother's maiden name (identifiable to an individual),
●     bank account and routing number,
●     credit/debit card primary account number (PAN), validation/verification codes, PIN/PIN Block, magnetic stripe data,
●     Merchant Gift Cards (including gift card number and PIN)
●     Passwords, Challenge Response (including biometric), PINs and other similar Authenticators,
●     Customer Proprietary Network Information (CPNI);
●     Information on circuits/services/individuals and other intercept data as required by CALEA or other relevant statutes.

Baseline Security Requirements For Verizon Suppliers

●     Information indicating a service has been designated as subject to Telecommunication Service Priority, Government Emergency Telecommunications Service (GETS) or Wireless Priority Service,
●     ESN, MEID, IMEI, ICCID, EUIMID or other similar serial number (identifiable to a person),
●     set top box identification number, device MAC address, IP address (or other similar hardware identifiers that can be associated to a person),
●     health or medical information concerning an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional, as well as an individual’s health insurance policy number or any unique identifier used to identify the individual for health/medical care purposes, claims history, including any appeals records,
●     Verizon employee or former employee information, such as compensation and performance review information; background and drug testing results; work limitations (involves physical limitations or mental health issues); disciplinary information; Ethics/Equal Employment Opportunity case information; Rehire/No Rehire flags; Net Credited Service Date; marital/domestic partner status;
●     customer telephone number, address, and/or customer name, unless designated as unpublished/unlisted
●     customer geo-location or Location Based Information,
●     other information about a Verizon customer that can be associated to that customer, including subscription or purchase information, account number, video on demand or pay per view purchase information, television viewing information, email contents, text message contents, voice mails, voice recordings, Internet usage/navigation (i.e. Internet/web browsing history), customer or potential customer credit scores or credit status, and
●     any information defined in the Master Service Agreement or Statement of Work between Verizon and Supplier as “Verizon Highly Confidential Information,” or labelled as such.

C.	ACRONYMS

CALEA	Communications Assistance for Law Enforcement Act
ESN	Electronic Serial Number
EUIMID	Expanded User Identity Module Identifier
FIN	Federal Identification Number
ICCID	Integrated Circuit Card Identifier
IMEI	International Mobile Equipment Identity

Baseline Security Requirements For Verizon Suppliers

MEID	Mobile Equipment Identifier
OTP	One Time Password
PAN	Primary Account Number
PIN	Personal Identification Number
SFTP	Secure File Transfer Protocol
SSN	Social Security Number
TIN	Taxpayer Identification Number
TLS	Transport Layer Security
VPN	Virtual Private Network

Exhibit B
FORM OF ANNUAL CERTIFICATION
Re:
The Transfer and Servicing Agreement, dated as of May 25, 2021 (the “Agreement”), among Verizon Master Trust (the “Trust”), Verizon ABS II LLC (the “Depositor”), and Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as servicer (in such capacity, the “Servicer”), as marketing agent and as custodian.

I, ________________________________, the _____________of __________ [NAME OF COMPANY] (the “Company”), certify to the Trust, the Administrator and the Depositor, and their officers, with the knowledge and intent that they will rely upon this certification, that:
(1)            I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Receivables by the Company during 20[__] that were delivered by the Company to the Trust and the Depositor pursuant to the Agreement (collectively, the “Company Servicing Information”);
(2)            Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;
(3)            Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Trust and the Depositor;
(4)            I am responsible for reviewing the activities performed by the Company as Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement [and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report,] the Company has fulfilled its obligations under the Agreement in all material respects; and
(5)            The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and each Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor
EB-1

pursuant to the Agreement, have been provided to the Trust, the Administrator, the Depositor, the Master Collateral Agent, the Indenture Trustee and the Owner Trustee.  Any material instances of noncompliance with the Servicing Criteria have been disclosed in such reports and have been disclosed to the Trust, the Administrator and the Depositor.
Capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Agreement.
Date:            _________________________

By:  ___________________________
Name:
Title:

EB-2